As filed with the Securities and Exchange Commission on July 22, 2013

SEC File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	3845	26-4333375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
12424 Wilshire Boulevard, Suite 745 Los Angeles, California 90025 (310) 820-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenneth Londoner Chairman and Chief Executive Officer 12424 Wilshire Boulevard, Suite 745 Los Angeles, California 90025 (310) 820-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300 Fax (212) 884-8234
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable upon conversion of Series C Preferred Stock	1,330,627	$2.09 (2)	$2,781,010.43	$379.33
Common Stock underlying Warrants	1,797,416	$2.09 (2)	$3,756,599.44	$512.40
Total	3,128,043	$2.09 (2)	$6,537,609.87	$891.73

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	There is no current market for the securities and the price at which the shares are being offered has been estimated and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2013

PRELIMINARY PROSPECTUS

BioSig Technologies, Inc.

Up to 3,128,043 Shares of Common Stock Underlying Series C Preferred Stock and Warrants

This prospectus relates to the resale of up to 3,128,043 shares of our common stock to be offered by the selling stockholders upon the conversion of 2,781 shares of our Series C Preferred Stock, at a conversion price of $2.09 per share, and upon the exercise of outstanding common stock purchase warrants.

The selling stockholders will be offering their shares of common stock at a price of $2.09 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not listed on any exchange or quoted on the OTC Bulletin Board.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2013

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It may not contain all the information that may be important to you.  You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus or any accompanying prospectus supplement before making an investment decision.  In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to BioSig Technologies, Inc.

Overview

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies, which are studies, such as electrocardiograms and electrograms, that measure electrical activity of the heart, and ablation, which is a procedure that typically involves catheters that scar or destroy heart tissue in order to correct heart rhythm problems.  Our product under development, the PURE EP System, is a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures.

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009 and in April 2011 we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity.  We have not generated any revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.

Our principal executive offices are located at 12424 Wilshire Boulevard, Suite 745, Los Angeles, California 90025. Our telephone number is (310) 820-8100.

The Offering

Common stock offered by the selling stockholders:
Up to 3,128,043 shares of our common stock to be offered by the selling stockholders upon the conversion of shares of Series C Convertible Preferred Stock and the exercise of outstanding common stock purchase warrants.

Common stock outstanding prior to the offering:	8,187,650

Common stock outstanding after this offering:	12,256,132 (1)

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

Offering price:	The selling stockholders will be offering their shares of common stock at a price of $2.09 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

Market for the common stock:
There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not listed on any exchange or quoted on the OTC Bulletin Board. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)
The number of shares of common stock outstanding after the offering is based upon 9,128,089 shares outstanding as of July 22, 2013, including the automatic conversion of all shares of our Series A Preferred Stock and our Series B Preferred Stock, which will occur immediately upon us becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act, as amended, and assumes the conversion of all shares of Series C Preferred Stock and the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

•	2,990,977 shares of common stock issuable upon the exercise of currently outstanding options at a weighted average exercise price of $2.08 per share; and

•	509,023 shares of common stock available for future issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus or any accompanying prospectus supplement before making a decision to invest in our common stock. If any of the risks actually occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our common stock may decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

Because our condition as a going concern is in doubt, we will be forced to cease our business operations unless we can raise sufficient funds to satisfy our working capital needs.

As shown in the accompanying financial statements during years ended December 31, 2012 and 2011, we incurred net losses attributable to common stockholders of $2,477,002 and $1,178,101, respectively and used $1,524,956 in cash for operating activities for the year ended December 31, 2012.  As of July 22, 2013, we had cash on hand of approximately $480,000. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

Our existence is dependent upon management’s ability to develop profitable operations. Our management is devoting substantially all of its efforts to developing its products and services and there can be no assurance that our efforts will be successful. There is no assurance that can be given that management’s actions will result in our profitable operations or the resolution of our liquidity problems.

Because we are an early development stage company with no products near commercialization, we expect to incur significant additional operating losses.

We are an early development stage company and we expect to incur substantial additional operating expenses over the next several years as our research, development, pre-clinical testing, regulatory approval and clinical trial activities increase. The amount of our future losses and when, if ever, we will achieve profitability are uncertain. We have no products that have generated any commercial revenue and do not expect to generate revenues from the commercial sale of our products in the near future, if ever. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

•	successful completion of the preclinical and clinical development of our products;

•	obtaining necessary regulatory approvals from the U.S. Food and Drug Administration or other regulatory authorities;

•	establishing manufacturing, sales, and marketing arrangements, either alone or with third parties; and

•	raising sufficient funds to finance our activities.

We might not succeed at all, or at any, of these undertakings. If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

Our main product candidate, the PURE EP System, is in the early stage of development and will require substantial further capital expenditures, development, testing, and regulatory clearances prior to commercialization, especially given that we have not yet completed pre-clinical testing on this product. The development and regulatory approval process takes several years and it is not likely that the PURE EP System, even if successfully developed and approved by the U.S. Food and Drug Administration, may not be commercially available for a number of years.  Accordingly, even if we are able to obtain the requisite financing to fund our development program, we cannot assure you that our product candidates will be successfully developed or commercialized. Our failure to develop, manufacture or receive regulatory approval for or successfully commercialize any of our product candidates could result in the failure of our business and a loss of all of your investment in our company.

We expect to derive our revenue from sales of our PURE EP System and other products we may develop. If we fail to generate revenue from these sources, our results of operations and the value of our business will be materially and adversely affected.

We expect our revenue to be generated from sales of our PURE EP System and other products we may develop. Future sales of these products, if any, will be subject to, among other things, the receipt of regulatory approvals and commercial and market uncertainties that may be outside our control. If we fail to generate our intended revenues from these products, our results of operations and the value of our business and securities would be materially and adversely affected.

We may need to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Any additional funds that we obtain may not be on terms favorable to us or our stockholders and may require us to relinquish valuable rights.

Until and unless we receive approval from the U.S. Food and Drug Administration and other regulatory authorities for our products, we will not generate revenues from our products.  Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from cash on hand, public or private equity offerings, debt financings, bank credit facilities or corporate collaboration and licensing arrangements.  We believe that our existing cash on hand will be sufficient to enable us to fund our projected operating requirements for approximately the next five months. However, we may need to raise additional funds more quickly if one or more of our assumptions prove to be incorrect or if we choose to expand our product development efforts more rapidly than we presently anticipate.  We also may decide to raise additional funds before we require them if we are presented with favorable terms for raising capital.

If we seek to sell additional equity or debt securities, obtain a bank credit facility or enter into a corporate collaboration or licensing arrangement, we may not obtain favorable terms for us and/or our stockholders or be able to raise any capital at all, all of which could result in a material adverse effect on our business and results of operations. The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Raising additional funds through collaboration or licensing arrangements with third parties may require us to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us or our stockholders.  In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities, all of which could have an adverse impact on our business and results of operations.

We may be unable to develop our existing or future technology.

Our product, the PURE EP System, may not deliver the levels of accuracy and reliability needed to make it a successful product in the market place.  Additionally, the development of such accuracy and reliability may be indefinitely delayed or may never be achieved.  Failure to develop this or other technology could have an adverse material effect on our business, financial condition, results of operations and future prospects.

The results of clinical studies may not support the usefulness of our technology.

Conducting clinical trials is a long, expensive and uncertain process that is subject to delays and failure at any stage. Clinical trials can take months or years. The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including:

•	the U.S. Food and Drug Administration may not approve a clinical trial protocol or a clinical trial, or may place a clinical trial on hold;

•	subjects may not enroll in clinical trials at the rate we expect or we may not follow up on subjects at the rate we expect;

•	subjects may experience events unrelated to our products;

•
third-party clinical investigators may not perform our clinical trials consistent with our anticipated schedule or the clinical trial protocol and good clinical practices, or other third-party organizations may not perform data collection and analysis in a timely or accurate manner;

•	interim results of any of our clinical trials may be inconclusive or negative;

•
regulatory inspections of our clinical trials may require us to undertake corrective action or suspend or terminate the clinical trials if investigators find us not to be in compliance with regulatory requirements; or

•	governmental regulations or administrative actions may change and impose new requirements, particularly with respect to reimbursement.

Results of pre-clinical studies do not necessarily predict future clinical trial results and previous clinical trial results may not be repeated in subsequent medical trials. We may experience delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or early clinical testing. In addition, the data obtained from clinical trials may be inadequate to support approval or clearance of a submission. The U.S. Food and Drug Administration may disagree with our interpretation of the data from our clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate the safety and effectiveness of the product candidate. The U.S. Food and Drug Administration may also require us to conduct additional pre-clinical studies or clinical trials that could further delay approval of our products. If we are unsuccessful in receiving U.S. Food and Drug Administration approval of a product, we would not be able to commercialize the product in the U.S., which could seriously harm our business. Moreover, we face similar risks in other jurisdictions in which we may sell or propose to sell our products.

The medical device industry is subject to stringent regulation and failure to obtain regulatory approval will prevent commercialization of our products.

Medical devices are subject to extensive and rigorous regulation by the U.S. Food and Drug Administration pursuant to the Federal Food, Drug, and Cosmetic Act, by comparable agencies in foreign countries and by other regulatory agencies and governing bodies. Under the Federal Food, Drug, and Cosmetic Act and associated regulations, manufacturers of medical devices must comply with certain regulations that cover the composition, labeling, testing, clinical study, manufacturing, packaging and distribution of medical devices. In addition, medical devices must receive U.S. Food and Drug Administration clearance or approval before they can be commercially marketed in the U.S., and the U.S. Food and Drug Administration may require testing and surveillance programs to monitor the effects of approved products that have been commercialized and can prevent or limit further marketing of a product based on the results of these post-market evaluation programs. The process of obtaining marketing clearance from the U.S. Food and Drug Administration for new products could take a significant period of time, require the expenditure of substantial resources, involve rigorous pre-clinical and clinical testing, require changes to the products and result in limitations on the indicated uses of the product.  In addition, if we seek regulatory approval in non-U.S. markets, we will be subject to further regulatory approvals, that will require additional costs and resources.  There is no assurance that we will obtain necessary regulatory approvals in a timely manner, or at all.

Our product, the PURE EP System, will need to receive 510(k) marketing clearance from the U.S. Food and Drug Administration in order permit us to market this product in the U.S. In addition, if we intend to market our product for additional medical uses or indications, we will need to submit additional 510(k) applications to the U.S. Food and Drug Administration that are supported by satisfactory clinical trial results specifically for the additional indication. The results of our initial clinical trials may not provide sufficient evidence to allow the U.S. Food and Drug Administration to grant us such additional marketing clearances and even additional trials requested by the U.S. Food and Drug Administration may not result in our obtaining 510(k) marketing clearance for our product. The failure to obtain U.S. Food and Drug Administration marketing clearance for the PURE EP System, any additional indications for the PURE EP System or any other of our future products would have a material adverse effect on our business.

Even if regulatory approval is obtained, our products will be subject to extensive post-approval regulation.

Once a product is approved by the relevant regulatory body for our targeted commercialization market, numerous post-approval requirements apply, including but not limited to requirements relating to manufacturing, labeling, packaging, advertising and record keeping.  Even if regulatory approval of a product is obtained, the approval may be subject to limitations on the uses for which the product may be marketed, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Any such post-approval requirement could reduce our revenues, increase our expenses and render the approved product candidate not commercially viable.  If we fail to comply with the regulatory requirements of the applicable regulatory authorities, or if previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other negative consequences, including:

•	restrictions on our products, manufacturers or manufacturing processes;

•	warning letters and untitled letters;

•	civil penalties and criminal prosecutions and penalties;

•	fines;

•	injunctions;

•	product seizures or detentions;

•	import or export bans or restrictions;

•	voluntary or mandatory product recalls and related publicity requirements;

•	suspension or withdrawal of regulatory approvals;

•	total or partial suspension of production; and

•	refusal to approve pending applications for marketing approval of new products or of supplements to approved applications.

Regulations are constantly changing, and in the future our business may be subject to additional regulations that increase our compliance costs.

We believe that we understand the current laws and regulations to which our products will be subject in the future.  However, federal, state and foreign laws and regulations relating to the sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with such federal, state or foreign laws or regulations, we may fail to obtain regulatory approval for our products and, if we have already obtained regulatory approval, we could be subject to enforcement actions, including injunctions preventing us from conducting our business, withdrawal of clearances or approvals and civil and criminal penalties. In the event that federal, state, and foreign laws and regulations change, we may need to incur additional costs to seek government approvals, in addition to the clearance we intend to seek from the U.S. Food and Drug Administration in order to sell or market our products. If we are slow or unable to adapt to changes in existing regulatory requirements or the promulgation of new regulatory requirements or policies, we or our licensees may lose marketing approval for our products which will impact our ability to conduct business in the future.

The market for our technology and revenue generation avenues for our products may be slow to develop, if at all.

The market for our products may be slower to develop or smaller than estimated or it may be more difficult to build the market than anticipated.  The medical community may resist our products or be slower to accept them than we anticipate.  Revenues from our products may be delayed or costs may be higher than anticipated which may result in our need for additional funding.  We anticipate that our principal route to market will be through commercial distribution partners.  These arrangements are generally non-exclusive and have no guaranteed sales volumes or commitments.  The partners may be slower to sell our products than anticipated.  Any financial, operational or regulatory risks that affect our partners could also affect the sales of our products.  In the current economic environment, hospitals and clinical purchasing budgets may exercise greater restraint with respect to purchases, which may result in purchasing decisions being delayed or denied.  If any of these situations were to occur this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If we seek to market our products in foreign jurisdictions, we may need to obtain regulatory approval in these jurisdictions.

In order to market our products in the European Union and many other foreign jurisdictions, we may need to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. Approval procedures vary among countries (except with respect to the countries that are part of the European Economic Area) and can involve additional clinical testing. The time required to obtain approval may differ from that required to obtain U.S. Food and Drug Administration approval. Should we decide to market our products abroad, we may fail to obtain foreign regulatory approvals on a timely basis, if at all. Approval by the U.S. Food and Drug Administration does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority, including obtaining CE Mark approval, does not ensure approval by regulatory authorities in other foreign countries or by the U.S. Food and Drug Administration. We may be unable to file for, and may not receive, necessary regulatory approvals to commercialize our products in any foreign market, which could adversely affect our business prospects.

If we fail to obtain an adequate level of reimbursement for our system by third-party payors, there may be no commercially viable markets for our system or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third-party payors significantly affect the market for our system. Reimbursement by third-party payors in the U.S. typically is based on the device’s perceived benefit and whether it is deemed medically reasonable and necessary. Reimbursement levels of third-party payors in the U.S. are also based on established payment formulas that take into account part or all of the cost associated with these devices and the related procedures performed. We cannot assure you the level of reimbursement we might obtain in the U.S., if any, for our system. If we do not obtain adequate levels of reimbursement for our system by third-party payors in the U.S., which we believe is largest potential market for our system, our financial condition, results of operations and prospects would be harmed.

Reimbursement and health care payment systems in international markets vary significantly by country, and include both government-sponsored health care and private insurance. To obtain reimbursement or pricing approval in some countries, we may be required to produce additional clinical data, which may involve one or more additional clinical trials, that compares the cost-effectiveness of our system to other available therapies. We may not obtain international reimbursement or pricing approvals in a timely manner, if at all. Our failure to receive international reimbursement or pricing approvals would negatively impact market acceptance of our system in the international markets in which those approvals are sought.

We believe that future reimbursement may be subject to increased restrictions both in the U.S. and in international markets. Future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for the PURE EP System or any of our other future products and limit our ability to sell the PURE EP System or any of our other future products on a profitable basis. In addition, third-party payors continually attempt to contain or reduce the costs of health care by challenging the prices charged for health care products and services. If reimbursement for our system is unavailable in any market or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our system would be significantly impaired and our future revenues, if any, would be significantly harmed.

The electrophysiology market we operate in is highly competitive.

There are a number of groups and organizations, such as healthcare, medical device and software companies in the electrophysiology market that may develop a competitive offering to our products, especially given that we have not yet filed for patent protection for any of our intellectual property.  The largest companies in the electrophysiology market are GE, C.R. Bard, Inc., Siemens and St. Jude Medical.  All of these companies have significantly greater resources, experience and name recognition than we possess. There is no assurance that they will not attempt to develop similar or superior products, that they will not be successful in developing such products or that any products they may develop will not have a competitive advantage over our products. If we experience delayed regulatory approvals or disputed clinical claims, we may not have a commercial or clinical advantage over competitors’ products that we believe we currently possess.  Should a superior offering come to market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers and scientific and medical advisors because of their expertise and experience in medical device development.  We do not have “key person” life insurance policies for any of our officers.  The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our results of operations.

We may fail to attract and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, research and development and administrative operations.  This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel.  Accordingly, recruiting and retaining such personnel in the future will be critical to our success.  There is intense competition from other companies, research and academic institutions, government entities and other organizations for qualified personnel in the areas of our activities.  Many of these companies, institutions and organizations have greater resources than we do, along with more prestige associated with their names. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process.  The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources.  To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, there could be a material adverse effect on our business, financial condition, results of operations and future prospects.

Our strategic business plan may not produce the intended growth in revenue and operating income.

Our strategies ultimately include making significant investments in sales and marketing programs to achieve revenue growth and margin improvement targets. If we do not achieve the expected benefits from these investments or otherwise fail to execute on our strategic initiatives, we may not achieve the growth improvement we are targeting and our results of operations may be adversely affected. We may also fail to secure the capital necessary to make these investments, which will hinder our growth.

In addition, as part of our strategy for growth, we may make acquisitions and enter into strategic alliances such as joint ventures and joint development agreements. However, we may not be able to identify suitable acquisition candidates, complete acquisitions or integrate acquisitions successfully, and our strategic alliances may not prove to be successful. In this regard, acquisitions involve numerous risks, including difficulties in the integration of the operations, technologies, services and products of the acquired companies and the diversion of management’s attention from other business concerns. Although we will endeavor to evaluate the risks inherent in any particular transaction, there can be no assurance that we will properly ascertain all such risks. In addition, acquisitions could result in the incurrence of substantial additional indebtedness and other expenses or in potentially dilutive issuances of equity securities. There can be no assurance that difficulties encountered with acquisitions will not have a material adverse effect on our business, financial condition and results of operations.

We currently have no sales, marketing or distribution operations and will need to expand our expertise in these areas.

We currently have no sales, marketing or distribution operations and, in connection with the expected commercialization of our system, will need to expand our expertise in these areas. To increase internal sales, distribution and marketing expertise and be able to conduct these operations, we would have to invest significant amounts of financial and management resources. In developing these functions ourselves, we could face a number of risks, including:

•	we may not be able to attract and build an effective marketing or sales force;

•	the cost of establishing, training and providing regulatory oversight for a marketing or sales force may be substantial; and

•
there are significant legal and regulatory risks in medical device marketing and sales that we have never faced, and any failure to comply with applicable legal and regulatory requirements for sales, marketing and distribution could result in an enforcement action by the U.S. Food and Drug Administration, European regulators or other authorities that could jeopardize our ability to market the system or could subject us to substantial liability.

The liability of our directors and officers is limited.

The applicable provisions of the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and By-laws limit the liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duties, with certain exceptions, and for other specified acts or omissions of such persons. In addition, the applicable provisions of the Delaware General Corporation Law and of our Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of such persons under certain circumstances. In the event we are required to indemnify any of our directors or any other person, our financial strength may be harmed.

Our product development program depends upon third-party researchers who are outside our control and whose negative performance could materially hinder or delay our pre-clinical testing or clinical trials

We do not have the ability to conduct all aspects of pre-clinical testing or clinical trials ourselves. We depend upon independent investigators and collaborators, such as commercial third-parties, government, universities and medical institutions, to conduct our preclinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs.  These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves.  The failure of any of these outside collaborators to perform in an acceptable and timely manner in the future, including in accordance with any applicable regulatory requirements, such as good clinical and laboratory practices, or pre-clinical testing or clinical trial protocols, could cause a delay or otherwise adversely affect our pre-clinical testing or clinical trials, our success in obtaining regulatory approvals and, ultimately, the timely advancement of our development programs. In addition, these collaborators may also have relationships with other commercial entities, some of whom may compete with us.  If our collaborators assist our competitors at our expense, our competitive position would be harmed.

Negative publicity or unfavorable media coverage could damage our reputation and harm our operations.

In the event that the marketplace perceives our products as not offering the benefits which we believe they offer, we may receive negative publicity. This publicity may result in litigation and increased regulation and governmental review. If we were to receive such negative publicity or unfavorable media attention, whether warranted or unwarranted, our ability to market our products would be adversely affected. We may be required to change our products and services and become subject to increased regulatory burdens, and we may be required to pay large judgments or fines and incur significant legal expenses. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

We may face risks associated with current or future litigation and claims.

Although we do not believe that we currently face any litigation or claims, there can be no guarantee that we will not, in the future, be involved in one or more lawsuits, claims or other proceedings. These suits could concern issues including contract disputes, employment actions, employee benefits, taxes, environmental, health and safety, personal injury and product liability matters. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results.

Specifically, we believe we will be subject to product liability claims or product recalls, particularly in the event of false positive or false negative reports, because we plan to develop and manufacture medical diagnostic products.  We intend to obtain appropriate insurance coverage once we reach a manufacturing stage. A product recall or a successful product liability claim or claims that exceed our planned insurance coverage could have a material adverse effect on us.  In addition, product liability insurance is expensive. In the future we may not be able to obtain coverage on acceptable terms, if at all.  Moreover, our insurance coverage may not adequately protect us from liability that we incur in connection with clinical trials or sales of our products. In the event of an award against us during a time when we have no available insurance or insufficient insurance, we may sustain significant losses of our operating capital.  In addition, any products liability litigation, regardless of outcome or strength of claims, may divert time and resources away from the day-to-day operation of our business and product development efforts.  Any of these outcomes could adversely impact our business and results of operations, as well as impair our reputation in the medical and investment communities.

Recent global economic trends could adversely affect our business, liquidity and financial results.

Recent global economic conditions, including disruption of financial markets, could adversely affect us, primarily through limiting our access to capital and disrupting our potential clients’ businesses.  In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our potential customers’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we anticipate.  Continued disruption of financial markets could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may be subject, directly or indirectly, to U.S. federal and state health care fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.

If we are successful in achieving regulatory approval to market our PURE EP System, our operations will be directly, or indirectly through our customers and health care professionals, subject to various U.S. federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, federal False Claims Act, and federal Foreign Corrupt Practices Act. These laws may impact, among other things, our proposed sales, and marketing and education programs.

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal health care program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal health care covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the health care industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil and administrative sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal health care programs. An alleged violation of the Anti-Kickback Statute may be used as a predicate offense to establish liability pursuant to other federal laws and regulations such as the federal False Claims Act. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for health care items or services reimbursed by any source, not only the Medicare and Medicaid programs.

The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “relators” or “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device and health care companies to have to defend a False Claim Act action. The federal Patient Protection and Affordable Care Act includes provisions expanding the ability of certain relators to bring actions that would have been previously dismissed under prior law. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. The Deficit Reduction Act of 2005 encouraged states to enact or modify their state false claims act to be at least as effective as the federal False Claims Act by granting states a portion of any federal Medicaid funds recovered through Medicaid-related actions. Most states have enacted state false claims laws, and many of those states included laws including qui tam provisions. States have until March 31, 2013 to enact or amend their false claims laws modeled after the federal False Claims Act for review and approval to receive a greater portion of any recovery.

The federal Patient Protection and Affordable Care Act includes provisions known as the Physician Payments Sunshine Act, which requires manufacturers of drugs, biologics, devices and medical supplies covered under Medicare and Medicaid starting in 2012 to record any transfers of value to physicians and teaching hospitals and to report this data beginning in 2013 to the Centers for Medicare and Medicaid Services for subsequent public disclosure. Manufacturers must also disclose investment interests held by physicians and their family members. Failure to submit the required information may result in civil monetary penalties of up to $1 million per year for knowing violations and may result in liability under other federal laws or regulations. Similar reporting requirements have also been enacted on the state level in the U.S., and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with health care professionals. In addition, some states such as Massachusetts and Vermont impose an outright ban on certain gifts to physicians. If we receive U.S. Food and Drug Administration clearance to market our system in the U.S., these laws could affect our promotional activities by limiting the kinds of interactions we could have with hospitals, physicians or other potential purchasers or users of our system. Both the disclosure laws and gift bans will impose administrative, cost and compliance burdens on us.

We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above and other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, or an administrative action of suspension or exclusion from government health care reimbursement programs and the curtailment or restructuring of our operations.

In addition, to the extent we commence commercial operations overseas, we will be subject to the Foreign Corrupt Practices Act and other countries’ anti-corruption/anti-bribery regimes, such as the U.K. Bribery Act. The Foreign Corrupt Practices Act prohibits improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Safeguards we implement to discourage improper payments or offers of payments by our employees, consultants, sales agents or distributors may be ineffective, and violations of the Foreign Corrupt Practices Act and similar laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, any of which would likely harm our reputation, business, financial condition and results of operations.

Risks Related to Our Intellectual Property

If we do not obtain protection for our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing products.

We intend to rely on a combination of patents, trade secrets, and nondisclosure and non-competition agreements to protect our proprietary intellectual property.  We plan to file for patent applications in the U.S. and in other countries, as we deem appropriate for our products.  We expect that our applications will include claims intended to provide market exclusivity for certain commercial aspects of the products, including the methods of production, the methods of usage and the commercial packaging of the products. However, we cannot predict:

•	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

•	if and when such patents will be issued, and, if granted, whether patents will be challenged and held invalid or unenforceable;

•	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

•	whether we will need to initiate litigation or administrative proceedings which may be costly regardless of outcome.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors.  To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements.  To this end, it is our policy to require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.  These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information.  If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

Given the fact that we may pose a competitive threat, competitors, especially large and well-capitalized companies that own or control patents relating to electrophysiology recording systems, may successfully challenge our patent applications, produce similar products or products that do not infringe our patents, or produce products in countries where we have not applied for patent protection or that do not respect our patents.

If any of these events occurs, or we otherwise lose protection for our trade secrets or proprietary know-how, the value of our intellectual property may be greatly reduced.  Patent protection and other intellectual property protection are important to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

If we infringe upon the rights of third parties, we could be prevented from selling products and forced to pay damages and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may be required to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	abandon an infringing product candidate;

•	redesign our product candidates or processes to avoid infringement;

•	cease usage of the subject matter claimed in the patents held by others;

•	pay damages; and/or

•	defend litigation or administrative proceedings which may be costly regardless of outcome, and which could result in a substantial diversion of our financial and management resources.

Any of these events could substantially harm our earnings, financial condition and operations.

Risks Related to our Common Stock

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We believe that our common stock will be quoted on the OTC Bulletin Board. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market and NYSE MKT. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market and NYSE MKT. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

If our common stock is quoted on the OTC Bulletin Board, we could face significant consequences, including:

•	a limited availability for market quotations for our shares of common stock;

•	reduced liquidity with respect to our shares of common stock;

•
a determination that our shares of common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock; and

•	limited amount of news and analyst coverage.

The market price and trading volume of shares of our common stock may be volatile.

When and if a market develops for our securities, the market price of our common stock could fluctuate significantly for many reasons, including reasons unrelated to our specific performance, such as limited liquidity for our stock, reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn, changes in the laws that affect our products or operations, competition, compensation related expenses, application of accounting standards and our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

The interests of our controlling stockholders may not coincide with yours and such controlling stockholder may make decisions with which you may disagree.

As of July 22, 2013, two of our officers and directors beneficially owned over 90% of our common stock.  As a result, our controlling stockholders control substantially all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of our controlling stockholders may not coincide with our interests or the interests of other stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have research coverage by securities and industry analysts and you should not invest in our common stock in anticipation that we will obtain such coverage. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We will incur increased costs as a result of being a public reporting company.

We will face increased legal, accounting, administrative and other costs and expenses as a public reporting company that we do not currently incur. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board impose additional reporting and other obligations on public reporting companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our Securities and Exchange Commission reporting requirements. For example, under Section 404 of the Sarbanes-Oxley Act, we will need to document and test our internal control procedures and our management will need to assess and report on our internal control over financial reporting. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. It also could become more difficult and expensive to maintain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders. In addition, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The terms of our Series C Preferred Stock prohibit us from paying dividends in the future. As a result, any return on investment may be limited to the value of our common stock.

The terms of our Series C Preferred Stock prohibit us from paying dividends in the future on our common stock, absent consent from the holders representing a super-majority of the outstanding shares of our Series C Preferred Stock and a certain investor. Because we will likely not pay dividends, our common stock may be less valuable because a return on an investment in our common stock will only occur if our stock price appreciates.

Risks Related to our Series C Preferred Stock

Our Series C Preferred Stock contains covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in the certificate of designation for our Series C Preferred Stock impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:

•	incur additional indebtedness;

•	permit liens on assets;

•	repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock, Series A Preferred Stock or Series B Preferred Stock;

•	pay cash dividends to our stockholders; and

•	engage in transactions with affiliates.

These restrictions may limit our ability to obtain financing, withstand downturns in our business or take advantage of business opportunities. Moreover, debt financing we may seek may contain terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

In addition, the certificate of designation for our Series C Preferred Stock requires us to redeem shares of our Series C Preferred Stock, at each holder’s option and for an amount greater than their stated value, in the event that we fail to comply with certain covenants, including if we fail to compete a financing or series of related financings by February 12, 2014 that results in gross proceeds to us of at least $3 million at a valuation of at least $30 million or, if at any time after February 12, 2014, we fail to maintain the  listing of our common stock on a trading market for more than five trading days in any twelve month period.  In addition, if we fail to complete the aforementioned financing, holders of our Series C Preferred Stock may alternatively elect to reduce the conversion price of their shares of Series C Preferred Stock to $1.50 per share.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•	failure to achieve necessary levels of accuracy and reliability in our products;

•	unplanned expenditures in product development, clinical testing, or manufacturing;

•	unexpected scientific, non-clinical or clinical findings relating to safety and/or efficacy;

•	failure to receive regulatory approvals;

•	emergence of superior or equivalent products;

•	inability to generate revenue from our products;

•	failure to achieve market acceptance for our products;

•	inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties;

•	difficulties in obtaining financing on commercially reasonable terms;

•	changes in the size and nature of our competition;

•	loss of one or more key executives or scientists; and

•	changes in general, national or regional economic conditions.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

The shares of common stock offered by this prospectus are issuable upon the exercise of common stock purchase warrants or the conversion of shares of Series C Preferred Stock.  As such, if a selling stockholder exercises all or any portion of its warrants on a cash basis, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such warrant exercise. The maximum amount of proceeds we would receive upon the exercise of all the warrants on a cash basis would be approximately $4,690,000. However, certain of the selling stockholders may also exercise their warrants through a cashless exercise. In the event a selling stockholder exercises a warrant through a cashless exercise, we will not receive any proceeds from such exercise. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock.  In addition, the terms of our Series C Preferred Stock prohibit us from paying dividends in the future on our common stock, absent consent from both the holders representing a super-majority of the outstanding shares of our Series C Preferred Stock and a certain holder of our Series C Preferred Stock.  The prohibition on paying dividends will remain in effect so long as at least 15% of the originally issued shares of our Series C Preferred Stock remain outstanding. We will retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Special Note Regarding Forward-Looking Statements.”

Our Business

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies and ablation.  Our product under development, the PURE EP System, is a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures.

We have not generated any revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.

Critical Accounting Policies and Estimates

The following discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the U.S. The preparation of financial statements in accordance with generally accepted accounting principles in the U.S. requires us to make estimates and assumptions that affect the amounts reported in our financial statements. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include allowance for doubtful accounts and accruals for inventory claims. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Among the significant judgments made by management in the preparation of our financial statements are the following:

Research and development.

We account for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Stock Based Compensation.

All stock-based payments to employees and to nonemployee directors for their services as directors consisted of grants of restricted stock and stock options, which are measured at fair value on the grant date and recognized in the statements of operations as compensation expense over the relevant vesting period. Restricted stock payments and stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable, the measurement date is the date the award is issued.

Income Taxes.

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. We record an estimated valuation allowance on our deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized. We recognize a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Results of Operations

We anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our research and development efforts and the timing and outcome of regulatory submissions. Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the three months ended March 31, 2013 and 2012.

Research and Development Expenses. Research and development expenses for the three months ended March 31, 2013 were $306,339, an increase of $7,314, or 2.4%, from $299,025 for the three months ended March 31, 2012. This increase is primarily due to increased expenses related to the development of our proprietary technology platform.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2013 were $3,019,459, an increase of $2,893,511, or 2,297%, from $125,948 incurred in the three months ended March 31, 2012. This increase is primarily due to payroll related expenses and professional services.

Payroll related expenses increased to $2,076,828 in the current period from $67,843 for the three months ended March 31, 2012, an increase of $2,008,985, or 2,961%.  We incurred $2,015,314 in stock based compensation in connection with the vesting of stock and stock options issued to board members, officers and employees in 2013 as compared to no stock based compensation in 2012.

Professional services for the three months ended March 31, 2013 totaled $44,698, an increase of $15,457, or 53%, over the $29,241 recognized for the three months ended March 31, 2012. Of professional services, legal fees totaled $11,798 for the three months ended March 31, 2013, a decrease of $2,543, or 18%, from $14,341 incurred for the three months ended March 31, 2012. Accounting fees incurred in the three months ended March 31, 2013 amounted to $32,900, an increase of $22,000, or 202%, from $10,900 incurred in same period last year.  The increase in professional fees was primarily related to increased auditing, compensation programs and plans, and other legal requirements as we develop our operations.

Consulting fees totaled $813,948 for the three months ended March 31, 2013 as compared no consulting fees incurred for the three month ended March 31, 2012.  During the three months ended March 31, 2013, we incurred $800,823 in stock based compensation for additional investment and finance consultants to assist in our fund raising and investor relations efforts as a result of our increased efforts in market research and potential investor identification.

Travel, meals and entertainment costs for the three months ended March 31, 2013 were $14,110, a decrease of $16,764, or 54%, from $30,874 incurred in the three months ended March 31, 2012. Travel, meals and entertainment costs include travel related to business and technology development. Rent for the three months ended March 31, 2013 totaled $18,444, an increase of $873, or 5%, from $17,571 incurred in three months ended March 31, 2012.

Depreciation Expense. Depreciation expense for the three months ended March 31, 2013 totaled $3,692, an increase of $1,170, or 47%, over the expense of $2,522 incurred in the three months ended March 31, 2012, as a result of the purchase of new office computers and other equipment.

Interest Expense.  Interest expense for the three months ended March 31, 2013 totaled $21,070, an increase of $21,075 from interest income of $5 incurred during the same period last year. In the three months ended March 31, 2013, our interest costs were comprised primarily of bridge and related party notes issued in 2012 and the first three months of 2013 compared to no interest expense for the three months ended March 31, 2012.

Financing Costs.  Financing costs for the three months ended March 31, 2013 totaled $360,500, an increase of $334,030, or 1,262% from $26,470 incurred during the three months ended March 31, 2012. Financing costs are primarily related to the fees paid related to the issuance of our Series A and Series B Preferred Stock in 2011 and 2012 and a beneficial conversion feature in our Series C Preferred Stock.

Preferred Stock Dividend. Preferred stock dividend for the three months ended March 31, 2013 totaled $51,517, an increase of $28,824, or 127% from $22,693 incurred during the three months ended March 31, 2012. Preferred stock dividends are primarily related to the issuance of our Series A, Series B and Series C Preferred Stock from 2011 through 2013.

Net Loss. As a result of the foregoing, net loss for the three months ended March 31, 2013 was $3,762,577, compared to a net loss of $476,653 for the three months ended March 31, 2012.

Twelve Months Ended December 31, 2012 Compared to Twelve Months Ended December 31, 2011

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the twelve months ended December 31, 2012 and 2011.

Research and Development Expenses. Research and development expenses for the twelve months ended December 31, 2012 were $888,948, an increase of $306,423, or 53%, from $582,525 for the twelve months ended December 31, 2011. This increase is primarily due to increases in both personnel and R&D consulting services provided as we develop of our proprietary technology platform. Research and development expenses were comprised of $586,593 of personnel costs and $302,355 consulting services for the twelve months ended December 31, 2012 as compared to $353,750 and $228,775 for the same period last year, respectively. This increase is primarily due to increases in both personnel and R&D consulting services provided as we develop of our proprietary technology platform.

General and Administrative Expenses. General and administrative expenses for the twelve months ended December 31, 2012 were $1,363,007, an increase of $878,880, or 181%, from $484,127 incurred in the twelve months ended December 31, 2011. This increase is primarily due to payroll related expenses and professional services.

Payroll related expenses increased to $439,625 in the twelve months ended December 31, 2012 from $146,338 for the twelve months ended December 31, 2011, an increase of $293,287, or 200%. In 2012, our chief executive officer began receiving compensation previously waived in prior years.  In addition, we incurred $185,323 in stock based compensation in connection with the vesting of stock and stock options issued to board members, officers and employees in 2012 as compared to incurring no stock based compensation in 2011.

Professional services for the twelve months ended December 31, 2012 totaled $197,691, an increase of $142,713, or 359%, over the $54,978 recognized for the twelve months ended December 31, 2011. Of professional services, legal fees totaled $110,445 for the twelve months ended December 31, 2012, an increase of $108,853, or 6,838%, from $1,592 incurred for the twelve months ended December 31, 2011. Accounting fees incurred in the twelve months ended December 31, 2012 amounted to $74,950, an increase of $56,998, or 318%, from $17,952 incurred for the same period in 2011.  The increase in professional fees was primarily related to an increase in auditing, compensation programs and plans; and other legal requirements as we continue to develop our operations, including legal fees associated with our capital raising transactions.

Consulting fees totaled $197,293 for the twelve months ended December 31, 2012, an increase of $84,602 or 75%, from $112,691 for the twelve months ended December 31, 2011.  The increase in consulting fees in 2012 was as a result of an increase in our retaining the services of additional investment and finance consultants to assist in our fund raising and investor relations efforts.

Travel, meals and entertainment costs for the twelve months ended December 31, 2012 were $159,792, an increase of $133,793, or 515%, from $25,999 incurred during the twelve months ended December 31, 2011. Increases in travel related to business and technology development in 2012 accounted for the primary increase from 2011. Rent for the twelve months ended December 31, 2012 totaled $72,408, an increase of $46,431, or 179%, from $25,977 incurred during the same period in 2011, due primarily to the opening of new office space in Los Angeles in late 2011.

Depreciation Expense. Depreciation expense for the twelve months ended 2012 totaled $10,020, an increase of $3,225, or 47%, over the expense of $6,795 incurred during the same period in 2011, as a result of the purchase of new office computers and other equipment.

Interest Expense.  Interest expense for the twelve months ended December 31, 2012 totaled $18,286, an increase of $18,457 from interest income of $171 incurred during the twelve months ended December 31, 2011. In the twelve months ended December 31, 2012, our interest costs were comprised primarily of bridge and related party notes issued in 2012 as compared to our having no interest costs in 2011.

Financing Costs.  Financing costs for the twelve months ended December 31, 2012 totaled $105,881, an increase of $27,948, or 36% from $77,933 incurred during the twelve months ended December 31, 2011. Financing costs are primarily comprised of costs and fees paid in connection with the private placement of our Series A and Series B Preferred Stock to certain accredited investors.  The increase from 2011 to 2012 is due to the added amortizable costs paid in connection with the sale of our Series B Preferred Stock in 2012 and a complete year of amortization of financing costs of our Series A Preferred Stock issued in 2011.

Preferred Stock Dividend. Our preferred stock dividend for the twelve months ended December 31, 2012 totaled $90,860, an increase of $63,968, or 238% from $26,892 incurred during the twelve months ended December 31, 2011. Preferred stock dividends are related to the issuance of our Series A and Series B Preferred Stock in 2011 and 2012.

Net Loss. Net loss for the twelve months ended December 31, 2012 was $2,477,002, compared to a net loss of $1,178,101 for the twelve months ended December 31, 2011, an increase of $1,298,901 or 110.25%.  The primary reasons for the increase, as described above, are the increase in personnel and consulting services incurred in both research and development and general and administrative expenses coupled with higher interest and financing costs due to our Series B financing transaction in 2012

Liquidity and Capital Resources

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

As of March 31, 2013, we had working capital of $222,577, comprised primarily of cash of $672,887 and prepaid expenses of $20,000, which was offset by $238,121 of accounts payable and accrued expenses, short term related party advances of $26,500, liability to placement agent of $36,420 and accrued dividends on preferred stock issuances of $169,269. For the three months ended March 31, 2013, we used $677,258 of cash in operating activities. Cash provided by financing activities totaled $1,331,730 from the sale of our Series C Preferred Stock, consisting of $1,362,270 net offset by repayments of related party notes payable and advances of $30,540. In the comparable 2012 period, $516,250 was raised through the sale of our Series B Preferred Stock. At March 31, 2013, we had cash of $672,887 compared to $24,237 at December 31, 2012. Our cash is held in bank deposit accounts. At March 31, 2013, we had no convertible debentures outstanding, and at December 31, 2012, we $613,812 of convertible debentures outstanding.

Cash used in operations for the three months ended March 31, 2013 and 2012 was $677,258 and $382,297, respectively, which represent cash outlays for research and development and general and administrative expenses in such periods. Increase in cash outlays principally resulted from increased research and development and general and administrative expenses.

Cash used in investing activities for the three months ended March 31, 2013 was $5,822 compared to $5,457 in the three months ended March 31, 2012. For three months ended March 31, 2013 and 2012, the cash used in investing activities was comprised of purchases of office furniture and computer equipment.

Twelve Months Ended December 31, 2012 Compared to Twelve Months Ended December 31, 2011

As of December 31, 2012, we had a working capital deficit of $472,176, comprised primarily of cash of $24,237 and prepaid expenses and other assets of $245,760, which was offset by $472,882 of accounts payable and accrued expenses, short term related party advances and notes payable of $57,040, liability to the placement agent for our Series A and Series B Preferred Stock transactions of $94,500 and accrued dividends on preferred stock issuances of $117,751. For the twelve months ended December 31, 2012, we used $1,524,956 of cash in operating activities. Cash provided by financing activities totaled $1,495,650 from the sale of our Series B Preferred Stock of $647,650, proceeds from issuance of bridge notes of $600,000 and proceeds of related party notes of $248,000. In the comparable period in 2011, $859,900 was raised through the sale of our Series A and B Preferred Stock, $92,500 through the sale of our common stock and $5,500 through the issuance of related party notes payable. At December 31, 2012, we had cash of $24,237 compared to $69,020 at December 31, 2011. Our cash is held in bank deposit accounts. At December 31, 2012, we had $613,812 of convertible debentures outstanding, as compared to no convertible debentures outstanding at December 31, 2011.

Cash used in operations for the twelve months ended December 31, 2012 and 2011 was $1,524,956 and $838,367, respectively, which represent cash outlays for research and development and general and administrative expenses in such periods. Increase in cash outlays principally resulted from increased research and development and general and administrative expenses due to the continued development of our operations.

Cash used in investing activities for the twelve months ended December 31, 2012 was $15,477, compared to $56,547 for the twelve months ended December 31, 2011.  In the twelve months ended December 31, 2012 and 2011, we purchased office furniture and computer equipment of $15,477 and $31,547, respectively. In the twelve months ended December 31, 2011, we paid a real estate deposit relating to our office lease of $25,000, which we did not have to pay in 2012.

In their report dated May 7, 2013, our independent registered public accounting firm stated at December 31, 2012, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised due to our net losses and negative cash flows from operations since inception and our expectation that these conditions will continue for the foreseeable future. In addition, we will require additional financing to fund future operations. Further, we do not have any commercial products available for sale and have not generated revenues to date, and there is no assurance that, if approval of our products is received, we will be able to generate cash flow to fund operations. In addition, there can be no assurance that our research and development will be successfully completed or that any product will be approved or commercially viable. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or being awarded grants from government agencies, where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We expect to incur losses from operations for the near future. We expect to incur increasing research and development expenses, including expenses related to clinical trials. We expect that our general and administrative expenses will increase in the future as we expand our business development, add infrastructure and incur additional costs related to being a public company, including incremental audit fees, investor relations programs and increased professional services.

Our future capital requirements will depend on a number of factors, including the progress of our research and development of product candidates, the timing and outcome of regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims and other intellectual property rights, the status of competitive products, the availability of financing and our success in developing markets for our product candidates. We believe our existing cash will not be sufficient to fund our operating expenses and capital equipment requirements. We anticipate we will need approximately $2 million in addition to our current cash on hand to fund our operating expenses and capital equipment requirements for the next 12 months. We will have to raise additional funds to continue our operations and, while we have been successful in doing so in the past, there can be no assurance that we will be able to do so in the future. Our continuation as a going concern is dependent upon our ability to obtain necessary additional funds to continue operations and the attainment of profitable operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay, reduce the scope of or eliminate our research and development programs, reduce our commercialization efforts or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain product candidates that we might otherwise seek to develop or commercialize independently.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

History

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009 and in April 2011 we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity.  In September 2011, we completed a private placement of our Series A Preferred Stock to certain accredited investors, with gross proceeds of $922,000 and, in April 2012, we completed a private placement of our Series B Preferred Stock to certain accredited investors, with gross proceeds of $887,500.  In July 2013, we completed a private placement of our Series C Preferred Stock and warrants to purchase our common stock to certain accredited investors, with gross proceeds of $2,781,000, including the conversion of $600,000 of our outstanding bridge notes.

Overview

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies and ablation.  We are developing the PURE EP System, a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures.

The PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System is designed to assist electrophysiologists in making clinical decisions in real-time by providing information that, we believe, is not easily obtained, if at all, from any other equipment presently used in electrophysiology labs.  PURE EP System’s ability to acquire high fidelity cardiac signals will potentially increase these signals’ diagnostic value, and therefore offer improved accuracy and efficiency of the EP studies and related procedures.  We are developing signal processing tools within the PURE EP System, which we call confidence indexes. We believe that these will assist electrophysiologists in further differentiating true signals from noise, and will provide guidance in identifying ablation targets.

Since June 2011, we have collaborated with the Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, Texas for initial technology validation.  The Texas Cardiac Arrhythmia Institute has provided us with digital recordings obtained with conventional electrophysiology recording systems during different stages of electrophysiology studies.  Using our proprietary signal processing tools that are part of the PURE EP System, we analyzed these recordings and successfully removed baseline wander, noise and artifacts from the data thereby providing better diagnostic quality signals.  Representatives from the Texas Cardiac Arrhythmia Institute informally confirmed the positive results of our proprietary signal processing tools.

We are focused on improving the quality of cardiac recordings obtained during ablation of atrial fibrillation or irregular heartbeat, the most common cardiac arrhythmia, and ventricular tachycardia, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart, which can be life-threatening. Cardiac ablation is a procedure that corrects conduction of electrical impulses in the heart that cause arrhythmias.  During this invasive procedure, a catheter is usually inserted using a venous access into a specific area of the heart. A special radiofrequency generator delivers energy through the catheter to small areas of the heart muscle that cause the abnormal heart rhythm.  According to a 2009 article in Circulation: Arrhythmia and Electrophysiology, ablation is superior to pharmacological treatments and is becoming a first line of therapy for certain patients with arrhythmias (“Treatment of Atrial Fibrillation With Antiarrhythmic Drugs or Radiofrequency Ablation,” Circulation: Arrhythmia and Electrophysiology 2: 349-361 (2009)).

Our overall goal is to establish our proprietary technology as a new platform that will have the following advantages over the electrophysiology recording systems currently available on the market:

•	Higher quality cardiac signal acquisition for accurate and more efficient electrophysiology studies;

•	Precise, uninterrupted, real time evaluations of electrograms;

•	Reliable cardiac recordings to better determine precise ablation targets, strategy and end point of procedures; and

•	A portable device that can be fully integrated into existing electrophysiology lab environments.

If we are able to develop our product as designed, we believe that the PURE EP System and its signal processing tools will contribute to an increase in the number of procedures performed in each electrophysiology lab and possibly improved patient outcomes.

Our significant scientific achievements to date include:

•
Initial system concept validation has been performed in collaboration with the Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, Texas in June 2011 with Drs. Andrea Natale and Luigi Di Biase.  The Texas Cardiac Arrhythmia Institute provided challenging recordings obtained with competitive electrophysiology recording systems during various electrophysiology studies.  Our technology team successfully imported the data into the PURE EP System and using proprietary signal processing, the PURE EP System was able to reduce baseline wander, noise, and artifacts from the data and therefore provide better diagnostic quality signals.

•
We have performed demonstrations of the current version of our PURE EP System and have established clinical relationships for both technology development and validation studies at the following medical centers: Texas Cardiac Arrhythmia Institute, Austin, TX; Cardiac Arrhythmia Center at the University of California at Los Angeles, Los Angeles, CA; Mount Sinai Medical Center, New York, NY; Beaumont Medical Center, Detroit, MI; University Hospitals Case Medical Center, Cleveland, OH; and The Heart Rhythm Institute, University of Oklahoma Health Sciences Center, Oklahoma City, OK.

•
As part of our pre-clinical trials, the Texas Cardiac Arrhythmia Institute, University Hospitals Case Medical Center and Mount Sinai Medical Center provide us with recordings from challenging ablation procedures, mainly for ventricular tachycardia and atrial fibrillation, where the attending electrophysiologists face clinical dilemmas with the recordings obtained by their current recording systems. We believe that the recordings that the PURE EP System has provided them, which show a significant reduction in baseline wander, noise, and artifacts, are of materially higher diagnostic value than the original recordings.

•
The Cardiac Arrhythmia Center at the University of California at Los Angeles and Dr. Kalyanam Shivkumar have played a significant role in the initial functional testing of our hardware.  Dr. Shivkumar and his team have enabled us to learn the connectivity of the lab and its devices that pertain to where our PURE EP System will fit in.  In June 2013, we commenced our first animal study with the assistance of Dr. Shivkumar.

•
We are developing a confidence index that will assist electrophysiologists in further differentiating true signals from noise, which may potentially provide guidance in identifying ablation targets.  The confidence index is expected to be an integral part of the software of the PURE EP System, which we believe will significantly facilitate the locating of ablation targets.

Because we are an early development stage company, with our initial product under development, we currently do not have any customers.  We anticipate that our initial customers will be hospitals and other health care facilities that operate electrophysiology labs.

Our Industry

Electrophysiology is the study of the propagation of electrical impulses throughout the heart.  Electrophysiology studies are focused on the diagnosis and treatment of arrhythmias, a medical condition in which conduction of electrical impulses within the heart vary from the normal.  Such conditions may be associated with significant health risks to patients.  The invasive cardiac electrophysiology study for the evaluation of cardiac conduction disorders has evolved rapidly from a research tool to an established clinical treatment.  This technique permits detailed analyses of the mechanism underlying cardiac arrhythmias and determines precise locations of the sites of origin of these arrhythmias, thereby aiding in treatment strategies.

Pharmacological, or medicine-based, therapies have traditionally been used as initial treatments, but they often fail to adequately control the arrhythmia and may have significant side effects.  Catheter ablation is now often recommended for an arrhythmia that medicine cannot control. Catheter ablation involves advancing several flexible catheters into the patient’s blood vessels, usually either in the femoral vein, internal jugular vein or subclavian vein. The catheters are then advanced towards the heart. Electrical impulses are then used to induce the arrhythmia and local heating or freezing is used to ablate (destroy) the abnormal tissue that is causing it.  Catheter ablation of most arrhythmias has a high success rate. For atrial fibrillation, several experienced teams of electrophysiologists in U.S. heart centers claim they can achieve up to a 75% success rate. However, one recent study, “Catheter Ablation Success Rates” (September 12, 2011), claims that the success rates are in fact much lower. Single procedure success rates have been published in this study at 28%. Often, several procedures are needed to raise the success rate to the 70-80% range.

Catheter ablation is usually performed by an electrophysiologist (a specially trained cardiologist) in a catheterization lab or a specialized electrophysiology lab.  It is estimated that there are about 2,000 electrophysiology labs in the U.S. and 2,000 electrophysiology labs outside the U.S., each with an electrophysiology recording system costing an average of $250,000. We believe that the current value of the electrophysiology recording device market in the U.S. is approximately $500 million, based upon the number of electrophysiology labs in U.S. and the average cost of the recording system in each lab. With the potential of 12 million atrial fibrillation patients by the year 2050 (according to the Atrial Fibrillation Fact Sheet, February 2010, published by the Centers for Disease Control and Prevention) and improvements in technology for atrial fibrillation ablation therapy, significant growth is predicted for the number of hospitals building electrophysiology labs. A July 2012 report published by the Millennium Research Group predicted rapid growth in the U.S. market for electrophysiology mapping and ablation devices from 2012 to 2016, due to the medical community’s growing focus on treating atrial fibrillation. The report further predicts that even with advances in drug treatments and management devices to treat or manage arrhythmias, the electrophysiology mapping and ablation device market will be sustained by the continued development of advanced technologies that decrease ablation procedure times and improve success rates. According to a 2011 report by Axis Research Mind, “Global Electrophysiology Devices – Market Growth Analysis, 2009-2015,” total global electrophysiology devices market is forecasted to reach at $4.4 billion by 2015 with a compound annual growth rate of 9.7%.

Treatment of Atrial Fibrillation and Ventricular Tachycardia

We believe that the clearer recordings produced by the PURE EP System will be able to be utilized for ablation procedures targeting a variety of heart diseases and illnesses.  Each year in the U.S., approximately 295,000 people die suddenly and unexpectedly due to cardiac arrhythmias. Almost 4,000 of them are young people under age 35. (MMWR Weekly, February 15, 2002/51(06); 123-6: “State-Specific Mortality from Sudden Cardiac Death—United States,” 1999.)  Most cardiac problems that may cause sudden death in the young can be diagnosed and treated. With treatment, people with these conditions can have normal, productive lives.

Currently, the two most common conditions for which ablation procedures are performed are atrial fibrillation and ventricular tachycardia; therefore, we believe that in the near future, the PURE EP System may have the greatest impact on ablation procedures performed for those conditions. According to the National Institute of Health National Heart Lung and Blood Institute, there are approximately 3 million Americans suffering with atrial fibrillation and about 850,000 patients are hospitalized annually for this condition. As many as 600,000 new cases of atrial fibrillation are diagnosed each year.  According to the Millennium Research Group, despite the fact that physicians have been performing radiofrequency ablations since the 1990s, catheter-based treatment is offered to less than 1% of the atrial fibrillation patient population in the U.S. and Europe.  Many of the electrophysiologists in the U.S. do not perform atrial fibrillation catheter-based procedures on account of both its complexity, due primarily to the difficulties of accurately controlling the catheter, and its lack of acceptance as standard procedure.  We believe that the number of atrial fibrillation procedures will grow with further advances in ablation treatment and diagnostic techniques. Studies are underway that we believe will demonstrate the effectiveness of atrial fibrillation ablation, as compared to anti- arrhythmic drug therapy, which may lead to its acceptance as a primary treatment strategy.

The American College of Cardiology/American Heart Association Task Force on Practice Guidelines/European Society of Cardiology Committee for Practice Guidelines, or ACC/AHA/ESC, 2009 guidelines recommend ablation in patients who either have sustained predominantly monomorphic ventricular tachycardia that is drug resistant, are drug intolerant or do not wish for long-term drug therapy. According to a recent study, catheter ablation has been found to reduce ventricular tachycardia/ventricular fibrillation recurrences and thereby implantable cardioverter defibrillator, or ICD, interventions, including ICD shocks, by approximately 75% in patients that have undergone multiple ICD shocks (Kuck, “Should Catheter Ablation be the Preferred Therapy for Reducing ICD Shocks? Ventricular Tachycardia in Patients With an Implantable Defibrillator Warrants Catheter Ablation,” Circulation: Arrhythmia and Electrophysiology (2009; 2: 713-720)). More importantly, according to Kuck, catheter ablation is the only treatment that can terminate and eliminate incessant ventricular tachycardia and acutely abolish electrical storm in ICD patients. Typically, patients who receive ICDs are at high risk for recurrent arrhythmia; hence, most patients receive one or more ICD therapies for spontaneous arrhythmias after implantation. Despite the technological evolution of ICD systems, more than 20% of shocks are due to supraventricular arrhythmia and hence are inappropriate. Although the ICD aborts ventricular tachycardia/ventricular fibrillation, many patients continue to have symptoms. These shocks are physically and emotionally painful and lead to poor quality of life and adverse psychological outcomes in patients and their families. Therefore, we believe that ablation will continue to become the preferred treatment for ventricular tachycardia, especially in light of the challenges presented by ICD therapies; this increase in ablation procedures will likely also increase the demand for medical devices essential to ablation procedures, including electrophysiology recorders.

Electrophysiology Lab Environment and Electrophysiology Recording Systems

The electrophysiology lab environment and recording systems create significant amounts of noise and artifacts during electrophysiology procedures.  Current surface and intracardiac recording systems typically consist of large workstations interconnected by a complex set of cables that contribute to significant amounts of noise during signal acquisition. Additional noise and artifacts generated from the electrophysiology lab equipment further hamper recordings of small electrophysiological potentials.  Preserving spaciotemporal (space and time) characteristics of the signal in a very challenging electrophysiology recording environment is a difficult task. To remove noise and artifacts, recorders that are currently on the market offer a family of low pass, high pass and notch filters, but these filters alter signal information context.

The shape and amplitude of electrocardiograms, unipolar and bipolar electrograms, and, consequently, reconstructed endocardial and epicardial maps, are influenced not only by electrophysiological and structural characteristics of the myocardial tissue involved, but with characteristics of the recording system.  Amplitude and morphology of electrocardiogram and intracardiac signals are significantly affected by filters used to remove noise.  Because of the number of amplitude and interval measurements made during an electrophysiology study, it is imperative that the recording system faithfully acquires surface electrocardiogram and intracardiac electrograms.  We believe that the recording systems that are currently available on the market are ineffective in preserving the optimal amount of original information contained in the cardiac signals.

In addition, the electrophysiology lab consists of sophisticated equipment that requires an electrophysiologist to mentally integrate information from a number of sources during procedures. There are numerous monitors in an electrophysiology lab that provide and display this variety of information. An electrophysiologist needs to evaluate the acquired cardiac signals and the patient’s responses to any induced arrhythmias during the procedure.  However, it is difficult for an electrophysiologist to synthesize the disparate information produced by the numerous monitors in the lab and calculate the real-time, three-dimensional orientation of the anatomy and the location of the recording and ablation catheters.  As the number of electrophysiology procedures increase, a variety of diagnostic and therapeutic ablation catheters are becoming more widely available and new highly specialized catheters are being developed.  In addition, remote robotic and magnetic navigation systems are being developed to address limitations of dexterity in controlling the catheter tip, especially during complex arrhythmia ablation procedures. We believe that, considering the improvements being made with respect to other equipment used in the electrophysiology lab and the continual increase of ablation procedures, the electrophysiology recorders currently available on the market are not sufficiently advanced with respect to the quality of their recordings to deliver adequate results.  We believe that the PURE EP System will be able to deliver superior quality of recordings that will allow it to successfully integrate with the other advanced equipment found in the electrophysiology lab.

The requirement for optimal signal integrity is further amplified during ablation treatments of atrial fibrillation and ventricular tachycardia. Presently, one of the main objectives of the atrial fibrillation ablation procedure is to precisely identify, ablate and eliminate pulmonary vein potentials and one of the main objectives of the ventricular tachycardia procedure is to map the arrhythmia substrate and precisely identify, ablate and eliminate small abnormal potentials. The information provided by recorders is essential for an electrophysiologist to determine ablation strategy during termination of both pulmonary vein potentials and ventricular tachycardia.  Therefore, it is important that the recording system’s noise removal technique does not alter appearance and fidelity of these potentials. As a result, it is necessary that any new signal processing preserves signal fidelity as much as possible during electrophysiology recordings; otherwise, the signals that are needed to guide the ablation procedures will be difficult to distinguish due to noise interference.

Our Products

We intend to bring to the electrophysiology market the PURE EP System, an electrocardiogram/intracardiac recorder that will be coupled with an array of software tools intended for electrophysiology studies and procedures ranging from simple diagnostic tests to ablation for the most complex cases of arrhythmias.  We believe that this system will provide unique recording capabilities because we are developing it to allow precise, uninterrupted, real-time evaluations of electrocardiograms and electrograms, and allow electrophysiologists to obtain data that cannot be acquired from present day recorders.

The PURE EP System uses a combination of analog and digital signal processing to acquire and display cardiac data. Because our technology consists of proprietary hardware, software and algorithms, the original cardiac data is not distorted.  In addition, we are developing a library of software tools that are designed to be configured to fit the needs of electrophysiologists in different settings and/or for different arrhythmia treatments. With the software, the PURE EP System can be positioned to provide information that can be used by electrophysiologists to help guide the ablation catheter; shorten procedure times; and can reduce the complexity of maneuvers necessary for identifying ablation targets for various arrhythmias, including atrial fibrillation and ventricular tachycardia.

Initial Analysis

To validate present technology in the field, we completed a detailed analysis of the effect of filters used by existing EP recorders to reduce noise on spaciotemporal characteristics of electrocardiograms and intracardiac electrograms. We used a custom built electrocardiogram/intracardiac simulator with a database of various electrocardiogram signals combined with electrophysiology signals, along with waveforms from publicly available databases. The ability to faithfully reproduce database waveforms generated by an electrocardiogram/intracardiac simulator was tested using the PURE EP System and conventional electrophysiology recorders, the GE CardioLab and St. Jude EP-WorkMate.

We evaluated the signal quality (amplitude, morphology and duration) of the different recorders, along with the ability of the recorders to remove baseline wander and reduce noise level. The electrocardiogram and intracardiac signals subjected to the PURE EP System’s signal processing showed significantly less baseline wander, noise and artifacts compared to the conventional electrophysiology recorders.  Further, spaciotemporal characteristics of signals were greatly distorted by the conventional electrophysiology system, particularly when a notch filter was used, as compared to the recording of the same spaciotemporal characteristics by the PURE EP System.  A notch filter is used traditionally to remove a specific frequency, especially 60Hz in the U.S. and 50Hz in Europe.

While preliminary analysis of the data from this study has been performed, the analysis of the data will be presented more formally in the future in conjunction with data from our animal study currently underway.  As such, our data has not been subjected to any third-party review, as would be required for the publication of a formal study. If we are able to demonstrate a similar level of success in removing baseline wander and reducing noise level for our pre-clinical, animal and clinical studies and trials, we believe that the PURE EP System’s signal processing will become a vital part of electrophysiology labs and will greatly assist in the ablation treatment for complex arrhythmias, including atrial fibrillation and ventricular tachycardia.

Electrocardiogram recordings before and after “denoising” using PURE EP

During initial validation, Texas Cardiac Arrhythmia Institute provided data recorded with a competitive system (ABLd). PURE EP removed baseline wander, noise and artifacts and provided a clean signal (ABLd PURE) to assist in identification of ablation sites.

With provided data, the PURE EP System demonstrated its confidence indexes.

Growth Strategy

Technology and Development Plan

Our technology team consists of six engineers with expertise in digital signal processing, low power analog and digital circuit design, software development, embedded system development, electromechanical design, testing and system integration, and the regulatory requirements for medical devices. We have also entered into collaboration agreements with advisors and medical institutions in the fields of cardiology and electrophysiology, including the Texas Cardiac Arrhythmia Institute (see “–Strategic Alliances”).  We currently intend to outsource manufacturing, assembling, and testing.

We are currently actively engaged in retrospective studies, which use the PURE EP System to analyze electrophysiology recordings that were recorded by existing recorders.  We believe these retrospective studies will be completed by the end of 2013.  We commenced preliminary animal studies of the PURE EP System in June 2013 and we intend to commence clinical trials in the first quarter of 2014, with the intention of completing all studies and trials by the fourth quarter of 2014.  We also plan on beginning in the near future the application process for the PURE EP System for 510(k) marketing clearance from the U.S. Food and Drug Administration.  We believe that, by the end of 2014, we will have obtained marketing clearance from the U.S. Food and Drug Administration and begun marketing and commercializing the PURE EP System.

Strategic Alliances

We formed a scientific advisory board in order to foster collaborations with physicians in the global electrophysiology market to help test and commercialize our PURE EP System.  We also plan to develop studies, beginning with studies at the UCLA Cardiac Arrhythmia Center and the Texas Cardiac Arrhythmia Institute that are intended to demonstrate clinical advantages, build scientific evidence and accelerate technology awareness and market adoption of the PURE EP System.  Thus far, we have collaborated with Dr. Andrea Natale of the Texas Cardiac Arrhythmia Institute and Dr. Luigi Di Biase of the Montefiore Einstein Center for Heart and Vascular Care in New York, who had previously worked with other companies such as St. Jude Medical, Boston Scientific, Biosense Webster, Inc., and Medtronic, Inc. We are also collaborating with other electrophysiology centers, including University Hospitals Case Medical Center in Cleveland, University of California at Los Angeles Cardiac Arrhythmia Center, Mount Sinai Hospital Cardiovascular Institute in New York, and the Heart Rhythm Institute at the University of Oklahoma Health Sciences Center.  We envision beginning clinical trials or other further studies of our products at some or all of these institutions in 2014.

Competition

The electrophysiology market is characterized by intense competition and rapid technological advances. There are currently four large companies that share the majority of the electrophysiological recording market share.  They produce the following electrophysiology recording systems, each with a unit price of approximately $250,000 per unit:

•	GE’s CardioLab Recording System was developed in the early 1990s by Prucka Engineering and was acquired by GE in 1999.
•	Bard’s LabSystem PRO EP Recording System was originally designed in the late 1980s.
•	Siemens developed the Axiom Sensis XP in 2002.
•	St. Jude Medical’s EP-Workmate Recording System was acquired from EP MedSystems in 2008, which had received approval for the product from the U.S. Food and Drug Administration in 2003.

Based upon publicly available data, we believe that the above recording systems are built on relatively old technologies and all use the identical approach in applying digital filters to remove noise and artifacts. We are of the opinion that such an approach sacrifices cardiac signal fidelity and, in the case of ablation, the filters have a direct impact on the ablation strategy of an electrophysiologist. This problem is one of the main reasons why multiple (or repeated) ablation procedures are frequently required in order to completely cure patients from atrial fibrillation and ventricular tachycardia. We are not currently aware of any other companies that are developing new recording technology for electrophysiology recorders.

Suppliers

We are currently building a prototype in-house with supplies from various domestic and international suppliers. We envision outsourcing manufacturing to a local device manufacturer in California.  We believe that the integrated circuits that are used to manufacture analog and digital boards, which are part of the PURE EP System, are readily available from a number of manufacturers.

Research and Development Expenses

Research and development expenses for the fiscal years ended December 31, 2012 and 2011 were $888,948 and $582,525, respectively.

Sales, Marketing and Customer Service

We plan to implement a market development program approximately 18 months prior to launch of our PURE EP System. As the product progresses through development and testing, we intend to gather the data produced by the PURE EP System’s processing and presenting electrocardiogram and intracardiac signals and use such data for posters, presentations at cardiology conferences, and, if appropriate, submissions to scientific journals.  We believe that as we gather additional data from our animal studies and user preference studies, we will be able to better determine the focus of our marketing efforts. We also plan to leverage our relationships with cardiac research and treatment centers to gain early product evaluation and validation. We believe that through these efforts, we may be able to gain preliminary acceptance of our PURE EP product by experienced professionals and academics in the electrophysiology field.

We also intend to simultaneously develop a branding strategy to introduce and support the PURE EP System.  The strategy may include our presence at major relevant cardiology meetings on a national and regional basis to engage and educate physicians concerning the PURE EP System and any of our other products, as well as engaging in a variety of other direct marketing methods.  We also intend to develop a small direct sales force together with a distribution network that has existing relationships with hospitals and electrophysiologists.  We believe that we may be able to begin commercial sales of the PURE EP System in 2015.

Intellectual Property

Patents

Our success depends in large part on our ability to establish and maintain the proprietary nature of our technology.  Although we currently do not enjoy patent protection for any of our technology, we have established an initial portfolio of patents that we intend to file in the U.S. in August 2013.  In addition, we intend to protect some of the key components of our intellectual property as trade secrets and proprietary know-how.

Trademarks

Our trademark application to register “PURE EP” in the U.S. was accepted and our trademark application to register “BioSig” in the U.S. is pending.

Government Regulation

Our solutions include software and hardware, which will be used for patient diagnosis and, accordingly, are subject to regulation by the U.S. Food and Drug Administration and other regulatory agencies.  U.S. Food and Drug Administration regulations govern, among other things, the following activities that we perform and will continue to perform in connection with:

•	Product design and development;
•	Product testing;
•	Product manufacturing;

•	Product labeling and packaging;
•	Product handling, storage, and installation;
•	Pre-market clearance or approval;
•	Advertising and promotion; and
•	Product sales, distribution, and servicing.

U.S. Food and Drug Administration’s Pre-market Clearance and Approval Requirements

The U.S. Food and Drug Administration classifies all medical devices into one of three classes.  Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to the U.S. Food and Drug Administration a pre-market notification, known as both a PMN and a 510(k) clearance, requesting clearance of the device for commercial distribution in the U.S.  Some low risk devices are exempted from this requirement.  Class III devices are devices which must be approved by the pre-market approval process.  These tend to be devices that are permanently implanted into a human body or that may be necessary to sustain life.  For example, an artificial heart meets both these criteria.  We believe that our products will not fall into Class III categorization. We believe that our PURE EP System will be classified as a Class II device.  We must, therefore, first receive a 510(k) clearance from the U.S. Food and Drug Administration for our PURE EP system before we can commercially distribute it in the U.S.

510(k) Clearance Process

For our PURE EP System, we must submit a pre-market notification to the U.S. Food and Drug Administration demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device, a device that was in commercial distribution before May 28, 1976 for which the U.S. Food and Drug Administration has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from Class III to either Class II or I. If a device being submitted is significantly different than a previously cleared 510(k) device in terms of design, material, chemical composition, energy source, manufacturing process, or intended use, the device nominally must go through the pre-market approval process.

The U.S. Food and Drug Administration’s 510(k) clearance process usually takes three to six months from the date the application is submitted and filed with the U.S. Food and Drug Administration, but it can take significantly longer. A device that reaches market through the 510(k) process is not considered to be “approved” by the U.S. Food and Drug Administration. They are generally referred to as “cleared” or “510(k) cleared” devices.  Nevertheless, it can be marketed and sold in the U.S.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require a pre-market approval, which requires more data and is generally a significantly longer process than the 510(k) clearance process.  The U.S. Food and Drug Administration requires each manufacturer to make this determination initially, but the U.S. Food and Drug Administration can review any such decision and can disagree with a manufacturer’s determination. If the U.S. Food and Drug Administration disagrees with a manufacturer’s determination, the U.S. Food and Drug Administration can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or a pre-market approval is obtained.

Pervasive and continuing U.S. Food and Drug Administration regulation

After a medical device is placed on the market, numerous U.S. Food and Drug Administration regulatory requirements apply, including, but not limited to the following:

•	Quality System regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;
•
Establishment Registration, which requires establishments involved in the production and distribution of medical devices intended for commercial distribution in the U.S. to register with the U.S. Food and Drug Administration;

•	Medical Device Listing, which requires manufacturers to list the devices they have in commercial distribution with the U.S. Food and Drug Administration;
•
Labeling regulations, which prohibit “misbranded” devices from entering the market, as well as prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

•
Medical Device Reporting regulations, which require that manufacturers report to the U.S. Food and Drug Administration if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the U.S. Food and Drug Administration, which may include one or more of the following sanctions:

•	Fines, injunctions, and civil penalties;
•	Mandatory recall or seizure of our products;
•	Administrative detention or banning of our products;
•	Operating restrictions, partial suspension or total shutdown of production;
•	Refusing our request for 510(k) clearance or pre-market approval of new product versions;
•	Revocation of 510(k) clearance or pre-market approvals previously granted; and
•	Criminal penalties.

International Regulation

International sales of medical devices are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for U.S. Food and Drug Administration approval, and the requirements may differ significantly.

The European Union has adopted legislation, in the form of directives to be implemented in each member state, concerning the regulation of medical devices within the European Union. The directives include, among others, the Medical Device Directive that establishes standards for regulating the design, manufacture, clinical trials, labeling, and vigilance reporting for medical devices. Our PURE EP system may be affected by this legislation. Under the European Union Medical Device Directive, medical devices are classified into four classes, I, IIa, IIb, and III, with class I being the lowest risk and class III being the highest risk. Under the Medical Device Directive, a competent authority is nominated by the government of each member state to monitor and ensure compliance with the Medical Device Directive. The competent authority of each member state then designates a notified body to oversee the conformity assessment procedures set forth in the Medical Device Directive, whereby manufacturers demonstrate that their devices comply with the requirements of the Medical Device Directive and are entitled to bear the CE mark. CE is an abbreviation for Conformite Europeenne (or European Conformity) and the CE mark, when placed on a product, indicates compliance with the requirements of the applicable directive. Medical devices properly bearing the CE mark may be commercially distributed throughout the European Union. Failure to obtain the CE mark will preclude us from selling the PURE EP System and related products in the European Union.

Employees

As of July 22, 2013, we had 8 full-time employees and no part-time employees.  Additionally, we use consultants as needed to perform various specialized services. None of our employees are represented under a collective bargaining agreement.

Properties

Our headquarters are located in Los Angeles, California, where we lease office space.  Because we do not have any manufacturing requirements at this time, we believe our current headquarters is sufficient to meet our current needs.

Legal Proceedings

From time to time, we may be involved in litigation that arises through the normal course of business.  As of the date of this filing, we are not a party to any litigation nor are we aware of any such threatened or pending litigation.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding our executive officers and the members of our board of directors.

Name	Age	Position with the Company
Kenneth L. Londoner	45	Chairman and Chief Executive Officer and Director
Budimir S. Drakulic, Ph.D.	63	Chief Technology Officer and Director
Asher Holzer, Ph.D.	63	Chief Scientific Advisor and Director
Lora Mikolaitis	40	Director of Operations
Kalyanam Shivkumar, MD, Ph.D.	44	Director
Roy Tanaka	65	Director
Jeffrey O’Donnell	53	Director
William Uglow	65	Director
Jonathan Steinhouse	46	Director
Seth H. Z. Fischer	56	Director

Biographical Information

Kenneth L. Londoner.  Mr. Londoner has served as our chairman and chief executive officer and director since February 2009.  Mr. Londoner has served as the managing partner of Endicott Management Partners, LLC, a firm dedicated to assisting emerging growth companies in their corporate development, since February 2010.  From February 2007 to December 2007, he served as executive vice president – finance and as a consultant to NewCardio, Inc., a medical device designer and developer. Mr. Londoner has also served as a director of Alliqua, Inc. since May 2012.  Mr. Londoner is a co-founder and board member of Safe Ports Holdings, Charleston, South Carolina.  Mr. Londoner was an investment officer and co-manager of the Seligman Growth Fund, Seligman Capital Fund, and approximately $ 2 billion of pension assets at J & W Seligman & Co, Inc. in New York from 1991 to 1997.  Mr. Londoner graduated from Lafayette College in 1989 with a degree in economics and finance and received his MBA from New York University’s Leonard N. Stern School of Business in 1994.  We believe that Mr. Londoner’s extensive experience in financial and venture capital matters, as well as his executive leadership experience make him an asset that will serve as a bridge between our board of directors and our executive officers.

Budimir S. Drakulic, Ph.D.  Dr. Drakulic has served as our chief technology officer and our director since February 2009.  Dr. Drakulic brings more than 30 years of experience in the area of development and system integration for medical devices.  Currently, Dr. Drakulic is a consultant with Miko Consulting Group, Inc., which offers marketing and technology consulting to medical device companies.  From 2002 to 2008, he served as chief technology officer and director for Signalife, Inc., a medical device company focusing on the monitoring and measuring of physiological signals.  Dr. Drakulic previously held numerous positions affiliated with the University of California at Los Angeles and served as chief scientist at the Medical Device Business Unit for Teledyne Electronic Technologies, where he successfully supervised the transfer of various research projects into commercial products.  For his work, he received the Crump Prize for the best bioengineering project at UCLA and his technology innovations received two Frost & Sullivan awards in 2006 and 2008.  Mr. Drakulic holds a Ph.D. in Electrical and Biomedical Engineering, a Masters of Electrical Engineering and a BA in Electrical Engineering from the University of Belgrade, Belgrade, Yugoslavia.  We believe that Dr. Drakulic’s significant experience in the medical device field, along with his previous service as an officer and director of a public medical device company, will allow him to contribute both day-to-day leadership as well as general guidance to the board.

Asher Holzer, Ph.D.  Dr. Holzer has served as our chief scientific officer and our director since September 2012.  Dr. Holzer serves as a director of InspireMD, Inc., an Israeli-based developer of a new stent platform, and served as that company’s president from March 2011 until June 2012 and chairman from March 2011 until November 2011. In addition, Dr. Holzer co-founded InspireMD Ltd., the predecessor and later wholly-owned subsidiary of InspireMD, Inc., and served as its president and chairman of the board from April 2007 until June 2012. Previously, Dr. Holzer founded Adar Medical Ltd., an investment firm specializing in medical device startups, and served as its chief executive officer from 2002 through 2004. Dr. Holzer currently serves on the board of directors of Adar Medical Ltd., O.S.H.-IL The Israeli Society of Occupational Safety and Health Ltd., Theracoat Ltd., 2to3D Ltd., and S.P. Market Windows Cyprus. Dr. Holzer earned his Ph.D. in Applied Physics from the Hebrew University. Dr. Holzer is also an inventor and holder of numerous patents. Dr. Holzer brings to the board his more than 25 years of experience in advanced medical devices, as well as expertise covering a wide range of activities, including product development, clinical studies, regulatory affairs, market introduction and the financial aspects of the advance medical device business.

Lora Mikolaitis.  Ms. Mikolaitis has served as our director of operations since February 2009.  Ms. Mikolaitis has over 15 years of experience in sales, marketing and administration.  She has served as president of Miko Consulting Group, Inc., which offers marketing and technology consulting to medical device companies, since 2008.

Kalyanam Shivkumar, MD, Ph.D.  Dr. Shivkumar has served as our director since September 2012.  Since 2002, Dr. Shivkumar serves as Professor of Medicine at the University of California at Los Angeles and currently holds a joint appointment in the department of Radiology at the university. Dr. Shivkumar serves as a director of Epicardial Technologies, Inc., a company developing percutaneous (minimally invasive), single-use products for heart treatment through the epicardial surface. He also co-founded and serves on the board of EP Dynamics, a company developing innovative products for invasive cardiology. Dr. Shivkumar is certified by the American Board of Internal Medicine in the subspecialties of cardiovascular disease and clinical cardiac electrophysiology. His field of specialization is interventional cardiac electrophysiology and he heads a group at University of California at Los Angeles that is involved in developing innovative techniques for the non-pharmacological management of cardiac arrhythmias.  In 2002, he joined the newly created UCLA Cardiac Arrhythmia Center at the David Geffen School of Medicine at University of California at Los Angeles. Dr. Shivkumar received his medical degree from the University of Madras, India in 1991 and his Ph.D. from UCLA in 2000.  Dr. Shivkumar brings to the board extensive experience in the fields of cardiovascular disease and clinical cardiac electrophysiology, as well as a viewpoint from the clinical and academic medical field.

Roy Tanaka.  Mr. Tanaka has served as our director since July 2012. From 2004 until his retirement in September 2008, Mr. Tanaka served as the worldwide president of Biosense Webster, Inc., a Johnson & Johnson company, a market and technology leader in the field of electrophysiology. He joined Biosense Webster, Inc. as its U.S. president in 1997. Previously he held a variety of senior management positions at Sorin Biomedical, Inc., including president and chief executive officer, and leadership roles at CooperVision Surgical and Shiley, a division of Pfizer, Inc. He currently serves on the boards of directors of Volcano Corporation, Coherex Medical, Inc., Advanced Cardiac Therapeutics Inc. and VytronUS Inc.  Mr. Tanaka brings broad experience in executive leadership in the medical device field. His operational expertise and knowledge of the regulatory environment, both in the U.S. and globally, also bring a valuable perspective.

Jeffrey O’Donnell.  Mr. O’Donnell has served as our director since October 2011.  Since 2009, Mr. O’Donnell has served as managing director and venture partner of Biostar Ventures, a venture capital partnership investing primarily in early stage medical device companies.  Since January 2012, Mr. O’Donnell also serves as the executive chairman of the board of directors of Trice Orthopedics, Inc., a biomedical company focused on integrating miniaturized opto-electronics into well-designed clinical solutions.  From 2009 to 2011, he was chairman and chief executive officer of Embrella Cardiovascular, Inc., a medical device startup company.  He has held several senior management positions at Boston Scientific Corporation, Guidant Corporation and Johnson & Johnson’s Orthopedic Division. Mr. O’Donnell brings to the board 26 years of experience in general management, sales and marketing with large healthcare companies.

William Uglow.  Mr. Uglow has served as our director since February 2009.  From 2005 to the present, Mr. Uglow has served as a consultant in the consumer products industry, negotiating product licensing and sponsorship deals for a variety of companies including the United Football League and the Professional Bull Riders. Prior to his consulting work, Mr. Uglow held executive positions for J.C. Penney, The Walt Disney Company, MGM Grand and Mandalay Resort Group. We believe that Mr. Uglow will provide the board with expertise in licensing, negotiating, manufacturing in Asia, and marketing.

Jonathan Steinhouse.  Mr. Steinhouse has served as our director since February 2011. Since 2012, Mr. Steinhouse has served as vice president of sales for Sandlot Solutions in Philadelphia, PA, a health information exchange and analytics software company. From 2008 to 2011, he served as director of healthcare for Oracle Corporation in Philadelphia, PA, where he was responsible for overall sales (acquiring new, maintaining revenue and growing existing accounts) for direct and the channel sales to hospitals.  From 2005 to 2008, he was regional manager of Concerro Incorporated, where he was responsible for new “software as a service” to increase utilization of internal employee resources.  Mr. Steinhouse brings to the board the experience of a senior sales executive with over 23 years of experience in healthcare industry.

Seth H. Z. Fischer.  Mr. Fischer has served as our director since May 2013. Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson until his retirement in 2012. Most recently Mr. Fischer served as Company Group Chairman Johnson & Johnson, Worldwide Franchise Chairman Cordis Corporation from 2008 to 2012, which included responsibility for Cordis and Biosense Webster. Previously, he served as Company Group Chairman North America Pharmaceuticals from 2004 to 2007. In this position he had responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios.  Mr. Fischer serves on the board of directors of Trius Therapeutics, Inc. We believe that Mr. Fischer’s extensive executive experience in a major health care company and his specific experience in launching and growing new pharmaceutical products make him an ideal candidate for our board.

Family Relationships

We have no family relationships amongst our directors and executive officers.

Independent Directors

Our board of directors has determined that each of Kalyanam Shivkumar, MD, Ph.D., Roy Tanaka, Jeffrey O’Donnell, William Uglow, Jonathan Steinhouse and Seth H. Z. Fischer is independent within the meaning of applicable listing rules of the Section 803A(2) of the NYSE MKT Rules and the rules and regulations promulgated by the Securities and Exchange Commission.

Committees of the Board of Directors

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.  In addition, we intend that at least one of our directors who serves on our audit committee will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the Securities and Exchange Commission. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

EXECUTIVE COMPENSATION

2012 and 2011 Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our named executive officers: (i) Kenneth L. Londoner, our chairman, chief executive officer and director; (ii) Budimir S. Drakulic, Ph.D., our chief technology officer and director, and (iii) Lora Mikolaitis, our director of operations.

Name and principal position	Year	Salary ($)	Stock Awards ($)		Total ($)

Kenneth L. Londoner, Chairman, Chief Executive Officer and Director	2012	144,000	-		144,000
	2011	82,000	-		82,000

Budimir S. Drakulic, Ph.D., Chief Technology Officer and Director	2012	156,000	-		156,000
	2011	243,750	-		243,750

Lora Mikolaitis, Director of Operations	2012	96,000	-		96,000
	2011	112,000	35,000	(1)	147,000

(1)           Represents 43,750 shares of common stock issued as a bonus for past services.

Employment Agreements

We entered into employment agreements with both Kenneth Londoner and Budimir S. Drakulic, Ph.D. on March 1, 2013.  The employment agreements terminate on March 1, 2015, after which each executive officer’s employment will be on at-will basis.  Mr. Londoner’s annual base salary is $225,000, which will be paid entirely as salary.  Dr. Drakulic’s annual base salary is $225,000, which will be paid partially as salary and partially as consulting fees.  Each executive officer will also be eligible for annual discretionary bonuses and equity-based incentives, as our board may determine.  Each executive officer is subject to non-competition and non-solicitation obligations, whereby, for a period lasting until one year after the termination of such executive officer’s employment with us, such executive officer is not permitted to, directly or indirectly, (i) in any state in the U.S. or country that we conduct business and for which such executive officer had responsibility, work for, invest in, provide financing to or establish a business that competes with our business, other than an exception that permits limited investment in publicly-traded competitors, (ii) solicit business from or do business with any customer, client, manufacturer or vendor with whom we did business or who we solicited within the preceding two years, and (iii) solicit, engage or hire any person employed by or who served as a consultant to us within the preceding twelve months.

Ms. Mikolaitis is an at-will employee and, prior to entering into each executive officer’s employment agreement, each of Mr. Londoner and Dr. Drakulic was an at-will employee.

Potential Payments Upon Termination or Change In Control

For each of Mr. Londoner and Dr. Drakulic, pursuant to such executive officer’s employment agreement, upon such executive officer’s termination without cause, including in the event of our change of control, such executive officer will receive severance pay equal to such executive officer’s base salary until March 1, 2015, which represents the end of such executive officer’s employment agreement, so long as such executive officer executes a release that releases any of his claims against us.  In the event the executive officer voluntarily resigns, such executive officer will not be entitled to any further payments, other than those accrued through the date of resignation.  Cause means, with respect to the executive officer, termination because of (i) an act of willful or material misrepresentation, fraud or willful dishonesty, (ii) any willful misconduct with regard to us; (iii) any violation of any fiduciary duties owed to us; (iv) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or (v) any other material breach such executive officer’s employment agreement that is not cured within twenty days after receipt of a written notice.

2012 Outstanding Equity Awards at Fiscal Year End

None of our named executive holders held option awards or stock awards at December 31, 2012.

BioSig Technologies, Inc. 2011 Long-Term Incentive Plan

On October 19, 2011, our board of directors and stockholders adopted and approved the BioSig Technologies, Inc. 2011 Long-Term Incentive Plan.  Under the BioSig Technologies, Inc. 2011 Long-Term Incentive Plan, we reserved 1,500,000 shares of our common stock as awards to our employees, consultants, and service providers.

The purpose of the BioSig Technologies, Inc. 2011 Long-Term Incentive Plan was to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success.  The BioSig Technologies, Inc. 2011 Long-Term Incentive Plan was administered by our board of directors. On October 19, 2012, our board of directors elected to terminate the BioSig Technologies, Inc. 2011 Long Term Incentive Plan.  We did not grant options to purchase common stock under the BioSig Technologies, Inc. 2011 Long-Term Incentive Plan to any of our named executive officers:

BioSig Technologies, Inc. 2012 Equity Incentive Plan

On October 19, 2012, our board of directors adopted the BioSig Technologies, Inc. 2012 Equity Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants, to be granted from time to time as determined by our board of directors or its designees. An aggregate of 2,000,000 shares of common stock are reserved for issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan.  In addition, 1,500,000 shares under the BioSig Technologies, Inc. 2011 Long Term Incentive Plan that were not subject to outstanding stock options or similar awards were rolled into the BioSig Technologies, Inc. 2012 Equity Incentive Plan. As of July 22, 2013, the number of options granted the under the BioSig Technologies, Inc. 2012 Equity Incentive Plan are 2,990,977.

Since its adoption, we have granted options to purchase common stock under the BioSig Technologies, Inc. 2012 Equity Incentive Plan that are currently outstanding to the following named executive officers:

Name	Shares Subject to Options	Exercise Price	Vesting Schedule	Expiration
Kenneth L. Londoner	250,000	$2.09	Exercisable immediately	01/16/2020
Budimir S. Drakulic, Ph.D.	250,000	$2.09	Exercisable immediately	01/16/2020
Lora Mikolaitis	100,000	$2.09	Exercisable immediately	01/16/2020

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2012 for each non-employee member of our board of directors.  Directors are not paid for attendance (in person or by telephone) at meetings of the board of directors.  Each stock option grant was made under the BioSig Technologies, Inc. 2012 Equity Incentive Plan.

Name	Fees earned or paid in cash ($)	Option Awards ($) (1)		All other compensation ($)		Total ($)
Kalyanam Shivkumar, MD, Ph.D.	-	259,868	(2)	-		259,868
Roy Tanaka	-	1,228,234	(3)	-		1,228,234
Jeffrey O’Donnell	-	-		70,000	(5)	70,000
William Uglow	-	-		2,500	(6)	2,500
Jonathan Steinhouse	-	-		-		-
Asher Holzer, Ph.D.	-	701,644	(4)	7,500	(7)	709,144

(1)
The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2012, in accordance with FASB ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies — Stock based compensation” and Note 1 — “Summary of Significant Accounting Policies” of the Notes to the Financial Statements included herein.

(2)
The stock option award is comprised of an option to purchase 150,000 shares of common stock, which will vest in equal installments on September 21, 2013, September 21, 2014 and September 21, 2015, with an exercise price of $2.00 per share and an expiration of September 21, 2020, so long as Dr. Shivkumar is providing services to us.  If Dr. Shivkumar is no longer providing services to us, the option will expire three months from the date of such termination.

(3)
The stock option award is comprised of an option to purchase 718,927 shares of common stock, which will vest as follows: 119,821 shares of common stock on July 18, 2013, 119,821 shares of common stock on July 18, 2014, 119,821 shares of common stock on July 18, 2015, 119,821 shares of common stock upon our closing of a $6 million capital raising transaction, 119,821 shares of common stock upon our achievement of $10 million in revenue and 119,821 shares of common stock upon our entering into an agreement for licensing, distribution, joint venture or similar strategic relationship, upon our board of director’s approval, so long as Mr. Tanaka is providing services to us.  If Mr. Tanaka is no longer providing services to us, the option will expire three months from the date of such termination.

(4)
The stock option award is comprised of an option to purchase 405,000 shares of common stock, which will vest as follows: 81,000 shares of common stock on September 21, 2013, 81,000 shares of common stock on September 21, 2014, 81,000 shares of common stock on September 21, 2015, 81,000 shares of common stock upon our achievement of $10 million in revenue and 81,000 shares of common stock upon our entering into an agreement for licensing, distribution, joint venture or similar strategic relationship, upon our board of director’s approval, so long as Dr. Holzer is providing services to us.  If Dr. Holzer is no longer providing services to us, the option will expire three months from the date of such termination.

(5)
As part of the compensation to join our board of directors, Mr. O’Donnell was given 43,750 shares of common stock from each of Endicott Management Partners, LLC, an entity controlled by Mr. Londoner, and Miko Consulting Group, Inc., an entity jointly controlled by Dr. Drakulic and Ms. Mikolaitis.

(6)	Represents fees paid to Mr.Uglow in exchange for his services rendered with respect to our intellectual property.
(7)	Represents fees paid to Dr. Holzer pursuant to his consulting agreement with us.

Directors are not paid for attendance (in person or by telephone) at meetings of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 22, 2013 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, to our knowledge and subject to community property laws where applicable, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o BioSig Technologies, Inc., 12424 Wilshire Boulevard, Suite 745, Los Angeles, California 90025. As of July 22, 2013, we had 8,187,650 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Owned (1)(2)

Kenneth L. Londoner	4,082,564	(3)	47.1%

Budimir S. Drakulic, Ph.D.	3,856,250	(4)	45.7%

Asher Holzer, Ph.D.	81,000	(5)	*

Kalyanam Shivkumar, MD, Ph.D.	50,000	(6)	*

Roy Tanaka	119,821	(7)	1.4%

Jeffrey O’Donnell	159,347	(8)	1.7%

William Uglow	43,750	(9)	*.

Jonathan Steinhouse	189,549	(10)	2.3%

Seth H. Z. Fischer	62,500	(11)	*

Lora Mikolaitis	3,750,000	(12)	45.2%

All directors and executive officers as a group (10 persons)	8,616,772		91.3%

* Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of July 22, 2013, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 8,187,650 shares of common stock outstanding as of July 22, 2013.

(3)
Comprised of (i) 6,250 shares of common stock directly held by Mr. Londoner, (ii) 3,586,250 shares of common stock are held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, (iii) shares of Series B Preferred Stock that are convertible into 24,752 shares of common stock, (iv) shares of Series C Preferred Stock that are convertible into 95,694 shares of common stock, (v) warrants to purchase 95,694 shares of common stock, and (vi) options to purchase 250,000 shares of common stock that are currently exercisable.

(4)
Comprised of (i) 3,606,250 shares of common stock beneficially owned by an entity for which Dr. Drakulic has joint control with another officer of ours, and (ii) options to purchase 250,000 shares of common stock that are currently exercisable.

(5)	Comprised of options to purchase 81,000 shares of common stock that are exercisable within 60 days of July 22, 2013.

(6)	Comprised of options to purchase 50,000 shares of common stock that are exercisable within 60 days of July 22, 2013.

(7)	Comprised of options to purchase 119,821 shares of common stock that are exercisable immediately.

(8)	Comprised of (i) 87,500 shares of common stock, and (ii) options to purchase 71,847 shares of common stock that are currently exercisable or exercisable within 60 days of July 22, 2013.

(9)	Consists of 43,750 shares of common stock held by Mr. Uglow.

(10)
Comprised of (i) 165,625 shares of common stock, (ii) shares of Series C Preferred Stock that are convertible into 11,962 shares of common stock, and (iii) warrants to purchase 14,953 shares of common stock.

(11)	Consists of options to purchase 62,500 shares of common stock that are currently exercisable or exercisable within 60 days of July 22, 2013.

(12)
Comprised of (i) 43,750 shares of common stock held by Ms. Mikolaitis directly, (ii) 3,606,250 shares of common stock beneficially owned by an entity for which Ms. Mikolaitis has joint control with another officer of ours, and (iii) options to purchase 100,000 shares of common stock that are currently exercisable.

SELLING STOCKHOLDERS

Up to 3,128,043 shares of our common stock are currently being offered by the selling stockholders under this prospectus.  This reflects the number of shares of common stock into which (i) the Series C Preferred Stock are currently convertible, at a conversion price of $2.09 per share per $1,000 principal amount of Series C Preferred Stock and (ii) the warrants are exercisable.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed that all shares offered by such selling stockholder have been sold, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 8,187,650 shares of common stock outstanding as of July 22, 2013 plus (ii) the number of shares offered by the selling stockholder in this offering.  The shares offered by one selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.  With respect to the Series C Preferred Stock and warrants held by the selling stockholders, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)		Number of shares offered		Number of shares of common stock beneficially owned (1)		Percentage of common stock beneficially owned (1) (2)
Michael N. Emmerman	315,312	(3)	215,312	(3)	100,000		1.19%
Lau Family Fund LP (4)	53,828	(5)	53,828	(5)	0		-
Jonathan Steinhouse (6)	192,540	(7)	26,915	(7)	165,625		2.02%
Kenneth L. Londoner (8)	4,082,564	(9)	215,312	(10)	3,867,252	(11)	46.02%
R. Ian Chaplin	51,915	(12)	26,915	(12)	25,000		*
Kenneth Epstein	107,656	(13)	107,656	(13)	0		-
Jerome B. Zeldis	53,828	(14)	53,828	(14)	0		-
Brio Capital Master Fund Ltd. (15)	134,570	(16)	134,570	(16)	0		-
Alpha Capital Anstalt (17)	672,847	(18)	672,847	(18)	0		-
Sterne Agee & Leach Inc C/F Maree Casatelli SEP IRA	26,915	(19)	26,915	(19)	0		-
Ron D Craig	124,514	(20)	99,762	(21)	24,752		*
Michael & Susan Engdall JTWROS	36,485	(22)	36,485	(22)	0		-
David W Frost	161,483	(23)	161,483	(23)	0		-
Phillip Todd Herndon	78,580	(24)	53,828	(25)	24,752		*
Rex A Jones	162,004	(26)	107,656	(27)	54,348		*
Nabil M Yazgi	126,541	(28)	21,531	(29)	105,010		1.28%
Portofino Ventures LP (30)	21,531	(31)	21,531	(31)	0		-
Thomas G Hoffman	34,341	(32)	26,915	(33)	7,426		*
James W Lees	31,701	(34)	31,701	(34)	0		-
Martin F Sauer	54,089	(35)	26,915	(36)	27,174		*
Ray Weber	47,249	(37)	47,249	(37)	0		-
Sterne Agee & Leach Inc C/F Raymond E Weber IRA	37,679	(38)	37,679	(38)	0		-
Fourfathom Capital, LLC (39)	107,656	(40)	107,656	(40)	0		-
Michael B & Sheila J Carroll JTWROS	161,483	(41)	161,483	(41)	0		-
Scott D. Gamble	107,656	(42)	107,656	(42)	0		-
Brian E. Jones & Peggy A. Jones JTWROS	78,580	(43)	53,828	(44)	24,752		*
David Patterson	21,531	(45)	21,531	(45)	0		-
Herschel E. Johnson	18,302	(46)	18,302	(46)	0		-
George & Karin Alexa Elefther JTWROS	18,373	(47)	4,786	(48)	13,587		*
L. Dean Fox	18,373	(49)	4,786	(50)	13,587		*
Sterne Agee & Leach Inc C/F John L Sommer IRA	59,075	(51)	9,570	(52)	49,505		*
Sterne Agee & Leach Inc C/F David W Frost IRA	4,782	(53)	4,782	(53)	0		-
Allan D Carlson	9,570	(54)	9,570	(54)	0		-
Ian H Murray	9,570	(55)	9,570	(55)	0		-
Sterne Agee & Leach Inc C/F Randy Payne IRA	21,946	(56)	9,570	(57)	12,376		*
Dr. Richard & Anita Matter JTWROS	19,140	(58)	19,140	(58)	0		-
Robert J Gray	37,511	(59)	23,924	(60)	13,587		*
Randal E Margo	23,924	(61)	23,924	(61)	0		-
Eugene E Eubank	47,848	(62)	47,848	(62)	0		-
Robert W Baird & Co Inc TTEE FBO Brian Mark Miller ROTH IRA	95,694	(63)	95,694	(63)	0		-
Sterne Agee & Leach Inc C/F Dr Gary W Chmielewski IRA	9,570	(64)	9,570	(64)	0		-
Laidlaw & Co (UK) Ltd (65)	177,057	(66)	177,057	(66)	0		-

* Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of July 22, 2013, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 8,187,650 shares of common stock outstanding as of July 22, 2013.

(3)	Includes 95,694 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 119,618 shares of common stock issuable upon the exercise of warrants.

(4)
S7 Capital, the general partner of Lau Family Fund LP, has voting and dispositive power over the securities held for the account of this selling stockholder. S7 Capital is controlled by Steven Lau, its manager, and accordingly, Mr. Lau may be deemed to have sole voting and dispositive power over the securities owned by Lau Family Fund LP.

(5)	Comprised of 23,923 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock and 29,905 shares of common stock issuable upon the exercise of warrants.

(6)	Jonathan Steinhouse is a member of our board of directors.

(7)	Includes 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 14,953 shares of common stock issuable upon the exercise of warrants.

(8)	Kenneth L Londoner is our chief executive officer and the chairman of our board of directors.

(9)
Comprised of (i) 6,250 shares of common stock directly held by Mr. Londoner, (ii) 3,586,250 shares of common stock are held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, (iii) shares of Series B Preferred Stock that are convertible into 24,752 shares of common stock, (iv) shares of Series C Preferred Stock that are convertible into 95,694 shares of common stock, (v) 119,618 shares of common stock issuable upon the exercise of warrants, and (vi) options to purchase 250,000 shares of common stock that are currently exercisable.

(10)	Comprised of 95,694 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 119,618 shares of common stock issuable upon the exercise of warrants.

(11)
Comprised of (i) 31,002 shares of common stock directly held by Mr. Londoner, (ii) 3,586,250 shares of common stock are held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, and (iii) options to purchase 250,000 shares of common stock that are currently exercisable.

(12)	Includes 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 14,953 shares of common stock issuable upon the exercise of warrants.

(13)	Comprised of 47,847 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 59,809 shares of common stock issuable upon the exercise of warrants.

(14)	Comprised of 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 29,905 shares of common stock issuable upon the exercise of warrants.

(15)	Shaye Hirsch, director of Brio Capital Master Fund Ltd., has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(16)	Comprised of 59,809 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 74,762 shares of common stock issuable upon the exercise of warrants.

(17)	Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(18)	Comprised of 299,043 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 373,804 shares of common stock issuable upon the exercise of warrants.

(19)	Comprised of 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 14,953 shares of common stock issuable upon the exercise of warrants.

(20)
Comprised of (i) 24,752 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 46,890 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 52,872 shares of common stock issuable upon the exercise of warrants.

(21)	Comprised of 46,890 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 52,872 shares of common stock issuable upon the exercise of warrants.

(22)	Comprised of 16,747 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 19,738 shares of common stock issuable upon the exercise of warrants.

(23)	Comprised of 71,770 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 89,713 shares of common stock issuable upon the exercise of warrants.

(24)
Comprised of (i) 24,752 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 29,905 shares of common stock issuable upon the exercise of warrants.

(25)	Comprised of 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 29,905 shares of common stock issuable upon the exercise of warrants.

(26)
Comprised of (i) 54,348 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 47,847 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 59,809 shares of common stock issuable upon the exercise of warrants.

(27)	Comprised of 47,847 shares of common stock issuable upon the exercise of warrants and 59,809 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock.

(28)
Comprised of (i) 95,109 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 9,901 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (iii) 9,569 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, and (iv) 11,962 shares of common stock issuable upon the exercise of warrants.

(29)	Comprised of 9,569 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 11,962 shares of common stock issuable upon the exercise of warrants.

(30)
Portofino Management, Inc., the general partner of Portofino Ventures LP, has voting and dispositive power over the securities held for the account of this selling stockholder. Portofino Management, Inc. is controlled by Michael Knudsen, its president, and accordingly, Mr. Knudsen may be deemed to have sole voting and dispositive power over the securities owned by Portofino Management, Inc.

(31)	Comprised of 9,569 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 11,962 shares of common stock issuable upon the exercise of warrants.

(32)
Comprised of (i) 7,426 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 26,914 shares of common stock issuable upon the exercise of warrants.

(33)	Comprised of 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 26,914 shares of common stock issuable upon the exercise of warrants.

(34)	Comprised of 14,355 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 17,346 shares of common stock issuable upon the exercise of warrants.

(35)
Comprised of (i) 27,174 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 26,914 shares of common stock issuable upon the exercise of warrants.

(36)	Comprised of 23,923 shares of common stock issuable upon the exercise of warrants and 26,914 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock.

(37)	Comprised of 21,531 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 25,718 shares of common stock issuable upon the exercise of warrants.

(38)	Comprised of 16,746 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 20,933 shares of common stock issuable upon the exercise of warrants.

(39)	Brian Miller, manager of Fourfathom Capital, LLC, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(40)	Comprised of 47,847 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 59,809 shares of common stock issuable upon the exercise of warrants.

(41)	Comprised of 71,770 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 89,713 shares of common stock issuable upon the exercise of warrants.

(42)	Comprised of 47,847 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 59,809 shares of common stock issuable upon the exercise of warrants.

(43)
Comprised of (i) 24,752 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 29,905 shares of common stock issuable upon the exercise of warrants.

(44)	Comprised of 23,923 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 29,905 shares of common stock issuable upon the exercise of warrants.

(45)	Comprised of 9,569 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 11,962 shares of common stock issuable upon the exercise of warrants.

(46)	Comprised of 8,134 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 10,168 shares of common stock issuable upon the exercise of warrants.

(47)
Comprised of (i) 13,587 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 2,393 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 2,393 shares of common stock issuable upon the exercise of warrants.

(48)	Comprised of 2,393 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 2,393 shares of common stock issuable upon the exercise of warrants.

(49)
Comprised of (i) 13,587 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 2,393 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 2,393 shares of common stock issuable upon the exercise of warrants.

(50)	Comprised of 2,393 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 2,393 shares of common stock issuable upon the exercise of warrants.

(51)
Comprised of (i) 49,505 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 4,785 shares of common stock issuable upon the exercise of warrants.

(52)	Comprised of 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 4,785 shares of common stock issuable upon the exercise of warrants.

(53)	Comprised of 2,871 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 2,871 shares of common stock issuable upon the exercise of warrants.

(54)	Comprised of 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 4,785 shares of common stock issuable upon the exercise of warrants.

(55)	Comprised of 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 4,785 shares of common stock issuable upon the exercise of warrants.

(56)
Comprised of (i) 12,376 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock, (ii) 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 4,785 shares of common stock issuable upon the exercise of warrants

(57)	Comprised of 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 4,785 shares of common stock issuable upon the exercise of warrants.

(58)	Comprised of 9,570 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 9,570 shares of common stock issuable upon the exercise of warrants.

(59)
Comprised of (i) 13,587 shares of common stock issuable upon the conversion of shares of our Series A Preferred Stock, (ii) 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 11,962 shares of common stock issuable upon the exercise of warrants

(60)	Comprised of 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 11,962 shares of common stock issuable upon the exercise of warrants.

(61)	Comprised of 11,962 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 11,962 shares of common stock issuable upon the exercise of warrants.

(62)	Comprised of 23,924 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 23,924 shares of common stock issuable upon the exercise of warrants.

(63)	Comprised of 47,847 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 47,847 shares of common stock issuable upon the exercise of warrants.

(64)	Comprised of 4,785 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and 4,785 shares of common stock issuable upon the exercise of warrants.

(65)
Laidlaw & Co (UK) Ltd is a registered broker-dealer. Matthew Eitner is the chief executive officer of Laidlaw & Co (UK) Ltd and, in such capacity, he may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.  On January 17, 2013, we engaged Laidlaw & Co (UK) Ltd to serve as our placement agent in connection with the private placement of our Series C Preferred Stock and the related warrants.  In connection with such private placement, we paid Laidlaw & Co (UK) Ltd a fee of $166,860 and we issued it a five-year warrant to purchase 177,057 shares of our common stock, at an initial exercise price of $2.61 per share.

(66)	Represents shares of common stock issuable upon the exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 1, 2012, we entered into a consulting agreement with Asher Holzer, Ph.D., a member of our board of directors.  Pursuant to the consulting agreement, Dr. Holzer was to serve as our chief scientific officer and assist in the development of our technology and our PURE EP System, in exchange for monthly payments of $10,000.  We have paid Dr. Holzer an initial payment of $7,500 pursuant to the consulting agreement and we are negotiating an amendment to the consulting agreement with Dr. Holzer that will reflect the parties’ current relationship.

On November 21, 2012, we issued an unsecured promissory note for $218,000 to Kenneth L. Londoner, our chairman and chief executive officer, for previously advanced funds with interest payable annually, in arrears, on each anniversary at the short term “Applicable Federal Rate” within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended adjusted each anniversary date.  The promissory note matures November 21, 2021 and may be prepaid, without premium or penalty, at any time.  In connection with the private placement of our Series C Preferred Stock and warrants, on February 6, 2013, Mr. Londoner agreed not to receive payments (by voluntary prepayment, acceleration, set-off or otherwise) associated with the unsecured promissory note absent the prior written consent of the purchasers holding at least 67% interest of our Series C Preferred Stock outstanding, which purchasers must include Alpha Capital Anstalt so long as Alpha Capital Anstalt holds not less than $100,000 of our Series C Preferred Stock.

On December 6, 2012, we issued an unsecured promissory note for $30,000 to a company under the control of Mr. Londoner for previously advanced funds, interest free and due the earlier of (i) the next financing of not less than $300,000; (ii) February 28, 2013 or (iii) occurrence of an event of default, as defined.  The promissory note has been paid in full.

In the fourth quarter of 2012, we sold $600,000 principal amount of certain bridge notes in a private placement to selected accredited investors.  These bridge notes were converted into shares of our Series C Preferred Stock and warrants on February 6, 2013.  Kenneth L. Londoner, our chairman and chief executive officer, purchased $200,000 principal amount of notes, which were converted into 200 shares of Series C Preferred Stock and a warrant to purchase 95,694 shares of our common stock, and Jonathan Steinhouse; a member of our board of directors, purchased $25,000 principal amount of notes; which were converted into 25 shares of Series C Preferred Stock and a warrant to purchase 11,962 shares of our common stock.

DESCRIPTION OF SECURITIES

We have authorized 51,000,000 shares of capital stock, par value $0.001 per share, of which 50,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock and 4,200 are authorized as Series C Preferred Stock. On July 22, 2013, there were 8,187,650 shares of common stock issued and outstanding, 184.4 shares of Series A Preferred Stock issued and outstanding, 177.5 shares of Series B Preferred Stock issued and outstanding and 2,781 shares of Series C Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Subject to the rights of the holders of any preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. We have not paid any dividends since our inception, and, subject to our obligations to pay dividends to the holders of our preferred stock as described below, we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our certificate of incorporation or our by-laws that would prevent or delay a change in our control.

Series A Preferred Stock

The holders of the Series A Preferred Stock are entitled to a five percent (5%) dividend on the $5,000 per share stated value. From and after May 31, 2011, cumulative, preferential dividends on outstanding shares of Series A Preferred Stock have accrued and have been payable quarterly, in arrears, beginning on August 31, 2011. Dividends are payable at our option in cash or in shares of Series A Preferred Stock. If not previously converted, the shares of the Series A Preferred Stock will be redeemed by us on December 31, 2014. In the event of our liquidation or winding up of affairs, the holders of the Series A Preferred Stock will be entitled to a liquidation preference of the stated value plus any accrued but unpaid dividends.

Upon us being required to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the shares of Series A Preferred Stock will automatically convert into shares of common stock at a conversion price equal to $1.84 per share.  In addition, at any time prior to the automatic conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock have the option to convert some or all of their shares of Series A Preferred Stock into shares of common stock at a conversion price equal to $1.84 per share.

The holders of the Series A Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation that adversely affects the Series A Preferred Stock requires the approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

Series B Preferred Stock

The holders of the Series B Preferred Stock are entitled to a five percent (5%) dividend on the $5,000 per share stated value. From and after December 31, 2011, cumulative, preferential dividends on outstanding shares of Series B Preferred Stock have accrued and have been payable quarterly, in arrears, beginning on March 31, 2012. Dividends are payable at our option in cash or in shares of Series B Preferred Stock. If not previously converted, the shares of the Series B Preferred will be redeemed by us on December 31, 2014. In the event of our liquidation or winding up of affairs, the holders of the Series B Preferred Stock, subject to the rights of the holders of the Series A Preferred Stock, will be entitled to a liquidation preference of the stated value plus any accrued but unpaid dividends.

Upon us being required to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the shares of Series B Preferred will automatically convert into shares of common stock at a conversion price equal to $2.02 per share. In addition, at any time prior to the automatic conversion of the Series B Preferred Stock, the holders of the Series B Preferred Stock have the option to convert some or all of their shares of Series B Preferred Stock into shares of common stock at a conversion price equal to $2.02 per share.

The holders of the Series B Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation that adversely affects the Series B Preferred Stock requires the approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding.

Series C Preferred Stock

The holders of the Series C Preferred Stock are entitled to a nine percent (9%) dividend on the $1,000 per share Stated Value. Unless the Series C Preferred Stock is converted into shares of common stock, from and after February 12, 2013, the dividends have accrued and have been payable in cash or, subject to the satisfaction of certain conditions, in pay-in-kind shares. Such cumulative dividends are payable quarterly, commencing on September 30, 2013 and on each conversion date; provided, however, that if a holder converts its shares of Series C Preferred Stock into shares of common stock any time prior to February 12, 2016, the holder will be deemed to have earned a make whole amount as if such shares of Series C Preferred Stock had been outstanding until such date.

In the event that (i) we fail to, or announce our intention not to, deliver common stock share certificates upon conversion of our Series C Preferred Stock prior to the seventh trading day after such shares are required to be delivered, (ii) we fail for any reason to pay in full the amount of cash due pursuant to our failure to deliver common stock share certificates upon conversion of our Series C Preferred Stock within five calendar days after notice therefor is delivered, (iii) we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to upon a conversion of our Series C Preferred Stock, (iv) we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of our obligations under, the securities purchase agreement, the registration rights agreement, the certificate of designation or the warrants entered into pursuant to the private placement transaction for our Series C Preferred Stock, which failure or breach could have a material adverse effect, and such failure or breach is not cured within 30 calendar days after written notice was delivered, (v) we fail to compete a financing or series of related financings by February 12, 2014 that results in gross proceeds to us of at least $3 million at a valuation of at least $30 million, (vi) we are party to a change of control transaction, (vi) we file for bankruptcy or a similar arrangement or are adjudicated insolvent, (vii) at any time after February 12, 2014, we fail to maintain the  listing of our common stock on a trading market for more than five trading days in any twelve month period, (viii) we are subject to a judgment of greater than $100,000, and such judgment remains unvacated, unbonded or unstayed for a period of 45 calendar days, the holders of the Series C Preferred Stock are entitled, among other rights, to redeem their shares of Series C Preferred Stock at any time for greater than their stated value, increase the dividend rate on their shares of Series C Preferred Stock to 18% or, solely upon the occurrence of (v) above, reduce the conversion price of their shares of Series C Preferred Stock to $1.50 per share.

In the event of our liquidation or winding up of affairs, the holders of the Series C Preferred Stock will be entitled to a liquidation preference of the stated value plus any accrued but unpaid dividends or any other fees due the holder. The shares of the Series C Preferred Stock rank senior to the rights of the common stock and all other securities exercisable or convertible into shares of common stock.

Any holder of Series C Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series C Preferred Stock into shares of our common stock at a price based on a pre-money valuation of $20 million, or $2.09 per share. The Series C Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $2.09 per share as well as other customary anti-dilution protection.  As noted above, in the event that we fail to complete a financing pursuant to which we raise at least $3 million at a valuation of at least $30 million within 12 months following the closing, the conversion price of the Series C Preferred Stock may be reset to $1.50 per share at the discretion of the holders.

Without the requisite consent of the holders of the shares of Series C Preferred Stock, we will not authorize or create any class of stock ranking senior to, or otherwise pari passu with, the shares of Series C Preferred Stock as to dividends, redemption or distribution of assets upon a liquidation.

In the event we issue any equity or equity-linked securities with terms more favorable than those of the Series C Preferred Stock, any holder of the Series C Preferred Stock may request to amend the terms of such holder’s Series C Preferred Stock to be equivalent to the terms of such issued equity or equity-linked securities, subject to certain exempted issuances.

Warrant

Five-Year Warrants

In connection with the private placement of our Series C Preferred Stock, we issued to the holders of our Series C Preferred Stock warrants to purchase up to an aggregate of 1,330,629 shares of common stock at an exercise price of $2.61 per share. The warrants contain full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $2.61 per share as well as other customary anti-dilution protection. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

Five-Year Amendment Warrants

As consideration for amending certain provisions of the securities purchase agreement and the registration rights agreement related our Series C Preferred Stock, we issued to the certain holders of our Series C Preferred Stock warrants to purchase up to an aggregate of 289,730 shares of common stock. The terms of these warrants are identical to the Five-Year Warrants described above.

Series A Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series A Preferred Stock, we issued to Laidlaw & Company (UK) Ltd. a seven-year warrant to purchase up to 35,076 shares of common stock at an exercise price of $1.84 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Series B Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series B Preferred Stock, we issued to Laidlaw & Company (UK) Ltd. a seven-year warrant to purchase up to 30,755 shares of common stock at an exercise price of $2.02 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Series C Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series C Preferred Stock, we issued to Laidlaw & Company (UK) Ltd. a warrant to purchase up to 177,057 shares of common stock. The terms of this warrant are identical to the Five-Year Warrants described above.

Par Value Warrant

As consideration for providing general financial advisory services, we issued to Jamess Capital Group LLC a seven-year warrant to purchase up to 383,320 shares of common stock at an exercise price of $0.001 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Registration Rights

On February 6, 2013, in connection with our private placement of our Series C Preferred Stock and warrants, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issuable upon conversion of our Series C Preferred Stock and exercise of the warrants issued to holders of our Series C Preferred Stock. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the convertible debentures and exercise of the warrants on or before July 22, 2013 and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within five trading days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, and by November 22, 2013 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement is not filed by July 22, 2013, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within five trading days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission by November 22, 2013 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 20 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to .25% of the aggregate purchase price paid by such purchasers per month of delinquency. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 3% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the our right to suspend or defer the use of the registration statement in certain events.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions described above do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of Section 203, but we are not currently subject to it because we are not listed on a national securities exchange and our securities are held of record by fewer than 2,000 stockholders.  However, we could become subject to it if we become so listed or so held.

If Section 203 becomes applicable to us, it could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, could discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.  Therefore, these provisions could adversely affect the price of our common stock.  Among other things, our certificate of incorporation and bylaws:

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors, chairman, chief executive officer, president or secretary; and

•	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination will be made, in the case of an individual who is a director or officer at the time of such determination:

•	by a majority of the disinterested directors, even though less than a quorum;

•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

•	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Limitation of Personal Liability of Directors

The Delaware General Corporation Law provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	violation of certain provisions of the Delaware General Corporation Law;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our certificate of incorporation provides that our directors will not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees, pledgees or others who may later hold the selling stockholders’ interests. In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

Each selling stockholder of the common stock may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares;

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver common stock registered hereby to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect.  The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2012 and 2011 and for the years then ended included in this prospectus have been audited by Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Change in Our Public Accounting Firm

On May 28, 2013, we advised Rosenberg Rich Baker Berman & Company that it was dismissed as our independent registered public accounting firm, retroactively effective to December 31, 2012. On June 11, 2013, retroactively effective to January 1, 2013, we engaged Liggett, Vogt & Webb P.A., as our independent registered public accounting firm. The decision to dismiss Rosenberg Rich Baker Berman & Company as our independent registered public accounting firm was approved by our board of directors.

The report of Rosenberg Rich Baker Berman & Company on our financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report raised substantial doubt as to our ability to continue as a going concern.

From our inception through December 31, 2012, there were (i) no disagreements with Rosenberg Rich Baker Berman & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Rosenberg Rich Baker Berman & Company, would have caused it to make reference to the matter in connection with its reports, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K..

From January 1, 2013 through the date of dismissal (May 28, 2013), we  had a disagreement with Rosenberg Rich Baker Berman & Company with regard to the application of accounting principles with certain anti-dilutive provisions embedded within our Series C Preferred Stock and related warrants issued during the three months ended March 31, 2013.  This disagreement was not discussed by our board of directors.  We authorized Rosenberg Rich Baker Berman & Company to respond fully to the inquiries of Liggett, Vogt & Webb P.A. concerning the application of accounting principles with certain anti-dilutive provisions embedded within our Series C Preferred Stock and related warrants issued during the three months ended March 31, 2013.

From our inception through date of engagement (June 11, 2013), we did not consult Liggett, Vogt & Webb P.A. regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

Following this offering, we will be required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 12424 Wilshire Boulevard, Suite 745, Los Angeles, California 90025, Attention: Kenneth L. Londoner, Chairman and Chief Executive Officer.

BIOSIG TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2012 and 2011	F-3
Statements of Operations for the Years Ended December 31, 2012 and 2011 and the Period from February 24, 2009 (date of inception) to December 31, 2012	F-4
Statements of Changes in Stockholders’ Deficit for the Period February 24, 2009 (date of inception) to December 31, 20128	F-5
Statements of Cash Flows for the Years Ended December 31, 2012 and 2011 and from the Period from February 24, 2009 (date of inception) to December 31, 2012	F-6
Notes to Financial Statements	F-7
Condensed Balance Sheets as of March 31, 2013 (unaudited) and December 31, 2012	F-22
Condensed Statements of Operations for the Three Months Ended March 31, 2013 and 2012 and for the Period from February 24, 2009 (date of inception) through March 31, 2013 (unaudited)	F-23
Condensed Statement of Stockholders’ Deficit for the Three Months Ended March 31, 2013 (unaudited)	F-24
Condensed Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012 and for the Period from February 24, 2009 (date of inception) through March 31, 2013 (unaudited)	F-25
Notes to Condensed Financial Statements for the Three Months ended March 31, 2013	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BioSig Technologies, Inc. (a Development Stage Company)

We have audited the accompanying balance sheets of BioSig Technologies. Inc. (a Development Stage Company) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from February 24, 2009 (date of inception) to December 31, 2012. BioSig Technologies, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioSig Technologies, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from February 24, 2009 (date of inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has incurred losses from operations since its inceptions and has a net stockholders’ deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

May 7, 2013

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
BALANCE SHEETS
DECEMBER 31, 2012 AND 2011

	2012	2011

ASSETS
Current assets:
Cash	$24,237	$69,020
Prepaid expenses	33,125	82,118
Capitalized financing costs	212,635	84,167
Total current assets	269,997	235,305

Property and equipment, net	30,209	24,752

Other assets:
Deposits	25,000	25,000

Total assets	$325,206	$285,057

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$472,882	$35,725
Advances, related party	27,040	27,040
Note payable, related party	30,000	-
Liability to placement agent	94,500	-
Dividends payable	117,751	26,892
Total current liabilities	742,173	89,657

Long term liabilities:
Deferred rent payable	5,067	5,067
Note payable, related party	218,000	-
Convertible bridge notes payable, $225,000 related party	613,812	-
Redeemable Series A preferred stock	922,000	922,000
Redeemable Series B preferred stock	887,500	100,000
Total long term liabilities	2,646,379	1,027,067
Total liabilities	3,388,552	1,116,724

Commitments and contingencies

Stockholders' deficit
Preferred stock, $0.001 par value, authorized 1,000,000 shares
Common stock, $0.001 par value, authorized 50,000,000 and 10,000,000 shares as of December 31, 2012 and 2011, respectively, 8,166,238 and 8,136,238 issued and outstanding as of December 31, 2012 and 2011, respectively	8,166	8,136
Additional paid in capital	833,647	588,354
Deficit accumulated during development stage	(3,905,159)	(1,428,157)
Total stockholders' deficit	(3,063,346)	(831,667)

Total liabilities and stockholders' deficit	$325,206	$285,057

See the accompanying notes to the financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
STATEMENTS OF OPERATIONS

			From February 24,
			2009 (date of
	Year ended December 31,		inception) to
	2012	2011	December 31, 2012
Operating expenses:
Research and development	$888,948	$582,525	$1,471,473
General and administrative	1,363,007	484,127	2,097,190
Depreciation	10,020	6,795	16,815
Total operating expenses	2,261,975	1,073,447	3,585,478

Net loss from operations	(2,261,975)	(1,073,447)	(3,585,478)

Other income (expense):
Interest income (expense)	(18,286)	171	(18,115)
Financing costs	(105,881)	(77,933)	(183,814)

Net loss before income taxes	(2,386,142)	(1,151,209)	(3,787,407)

Income taxes (benefit)	-	-	-

Net loss	(2,386,142)	(1,151,209)	(3,787,407)

Preferred stock dividend	(90,860)	(26,892)	(117,752)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS’	$(2,477,002)	$(1,178,101)	$(3,905,159)

Net loss per common share, basic and diluted	$(0.30)	$(0.18)

Weighted average number of common shares outstanding, basic and diluted	8,142,222	6,650,026

See the accompanying notes to the financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM FEBRUARY 24, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2012

								Deficit
								Accumulated
							Additional	During
	Common stock		Shares subscribed		Shares to be issued		Paid in	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Common stock issued to founders	4,000,000	$4,000	-	$-	$-	$-	$-	$-	$4,000
Common stock issuable to founders	-	-	-	-	3,400,000	3,400	-	-	3,400
Donated capital	-	-	-	-	-	-	100	-	100
Net loss	-	-	-	-	-	-	-	(104,584)	(104,584)
Balance, December 31, 2009	4,000,000	4,000	-	-	3,400,000	3,400	100	(104,584)	(97,084)
Proceeds from common stock subscription	-	-	37,500	30,000	-	-	-	-	30,000
Net loss	-	-	-	-	-	-	-	(145,472)	(145,472)
Balance, December 31, 2010	4,000,000	4,000	37,500	30,000	3,400,000	3,400	100	(250,056)	(212,556)
Sale of common stock	153,125	153	(37,500)	(30,000)	-	-	122,347	-	92,500
Common stock issued for services rendered	408,113	408	-	-	-	-	326,082	-	326,490
Common stock issued for future services	175,000	175	-	-	-	-	139,825	-	140,000
Common stock issued to founders	3,400,000	3,400	-	-	(3,400,000)	(3,400)	-	-	-
Preferred stock dividend	-	-	-	-	-	-	-	(26,892)	(26,892)
Net loss	-	-	-	-	-	-	-	(1,151,209)	(1,151,209)
Balance, December 31, 2011	8,136,238	8,136	-	-	-	-	588,354	(1,428,157)	(831,667)
Common stock issued for services rendered	30,000	30	-	-	-	-	59,970	-	60,000
Fair value of vested options	-	-	-	-	-	-	185,323	-	185,323
Preferred stock dividend	-	-	-	-	-	-	-	(90,860)	(90,860)
Net loss	-	-	-	-	-	-	-	(2,386,142)	(2,386,142)
Balance, December 31, 2012	8,166,238	$8,166	-	$-	$-	$-	$833,647	$(3,905,159)	$(3,063,346)

See the accompanying notes to the financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

			From February 24,
			2009 (date of
	Year ended December 31,		inception) to
	2012	2011	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to common stockholders	$(2,386,142)	$(1,151,209)	$(3,787,407)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	10,020	6,795	16,815
Amortization of financing costs	105,881	77,933	183,814
Stock based compensation	314,316	384,372	706,088
Donated capital	-	-	100
(Increase) in prepaid expenses	(20,000)	-	(20,000)
Increase (Decrease) in accounts payable and accrued expenses	450,969	(158,385)	486,694
Decease in accrued expenses, related party	-	(2,940)	-
Increase in deferred rent payable	-	5,067	5,067
Net cash used in operating activities	(1,524,956)	(838,367)	(2,408,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,477)	(31,547)	(47,024)
Payment of long term deposit	-	(25,000)	(25,000)
Net cash used in investing activity	(15,477)	(56,547)	(72,024)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, related party	248,000	5,500	275,040
Proceeds from convertible bridge notes payable	600,000	-	600,000
Net proceeds from the sale of Series A preferred stock	-	788,400	788,400
Net proceeds from the sale of Series B preferred stock	647,650	71,500	719,150
Proceeds from sale of common stock	-	92,500	122,500
Net cash provided by financing activities	1,495,650	957,900	2,505,090

Net (decrease) increase in cash and cash equivalents	(44,783)	62,986	24,237

Cash and cash equivalents, beginning of the period	69,020	6,034	-
Cash and cash equivalents, end of the period	$24,237	$69,020	$24,237

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-	$-
Cash paid during the period for income taxes	$-	$-	$-

See the accompanying notes to the financial statements

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

BioSig Technologies Inc. (the “Company”) was initially incorporated on February 24, 2009 under the laws of the State of Nevada and subsequently re-incorporated in the state of Delaware in 2011. The Company is in the development stage as defined under Accounting Standards Codification subtopic 915-10 Development Stage Entities and its efforts are principally devoted to improving the quality of cardiac recordings obtained during ablation of atrial fibrillation (AF). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company accounts for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at December 31, 2012 and 2011.

Prepaid Expenses

From time to time, the Company issues shares of its common stock for services to be performed.  The fair value of the common stock is determined at the date of the contract for services and is amortized ratably over the term of the contract.  As of December 31, 2012 and  2011, prepaid expenses relating to stock based payments were $13,135 and $82,118, respectively.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost  and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Long-Lived Assets

The Company follows Accounting Standards Codification 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net loss per share for year ending December 31, 2012 does not reflect the effects of  25,000 shares potentially issuable upon the exercise of the Company's stock options (calculated using the treasury stock method) as of December 31, 2012 as including such would be anti-dilutive. As of December 31, 2011, the Company did not have common stock equivalents.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $888,948  and $582,525 the years ended December 31, 2012 and 2011, respectively and  $1,471,473 from the period from February 24, 2009 (date of inception) to December 31, 2012.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Stock Based Compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in ASC 505-50.

As of December 31, 2012, the Company had 1,273,927 and 25,000 employee and non-employee options outstanding to purchase shares of common stock, respectively. As of December 31, 2011, the Company had Nil employee and non-employee stock options outstanding.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2012 and 2011, the Company incurred net losses attributable to common stockholders of $2,477,002 and $1,178,101, respectively and used $1,524,956 in cash for operating activities for the year ended December 31, 2012. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 – GOING CONCERN MATTERS

The Company's existence is dependent upon management's ability to develop profitable operations. The Company completed financing subsequent to the date of these financial statements (See Note 15). However additional capital will be needed to continue developing its products and services and there can be no assurance that the Company's efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company’s President and shareholders have advanced funds to the Company for working capital purposes since the Company’s inception in February 2009.  No formal repayment terms or arrangements exist and the Company is not accruing interest on these advances. The net amount outstanding at December 31, 2012 and  2011 was $27,040.

Accrued interest and expenses due related parties as of December 31, 2012 and 2011 was $54,184 and $nil, respectively.

During 2012, the Company issued promissory notes for funding provided by the Company’s president or a company under his control in the aggregate of $248,000.  See Note 6 below.

During 2012, the Company issued convertible bridge notes for funding provided by the Company’s president and a Director of the Company for an aggregate of $225,000.  See Note 7 below.

During 2011, the Company issued an aggregate of 3,400,000 shares of its common stock at par value in connection with services provided by founders.

The Company has informal compensation and consulting agreements with employees and outside contractors, certain of whom are also Company stockholders. The Agreements are generally month to month.  As of December 31, 2012 and 2011, total due under these agreements and related expenses were $43,630 and $nil.

On December 10, 2010, the Company entered into a two year consulting agreement with one of the Company's directors for certain services with compensation totaling 43,750 shares of the Company's common stock valued at $35,000

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2012 and 2011 is summarized as follows:

	2012	2011
Computer equipment	$39,221	$24,735
Furniture and fixtures	7,803	6,813
Total	47,024	31,548
Less accumulated depreciation	(16,815)	(6,795)
	$30,209	$24,752

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2012 and 2011 consist of the following:

	2012	2011
Accrued accounting and legal	$120,922	$35,725
Accrued reimbursements	44,338	-
Accrued consulting	111,546	-
Accrued research and development expenses	68,120	-
Accrued credit card obligations	21,844	-
Accrued payroll	101,621	-
Accrued interest	4,491	-
	$472,882	$35,725

NOTE 6 – NOTES PAYABLE, RELATED PARTY

On November 21, 2012, the Company issued an unsecured promissory note for $218,000 to the Company’s President for previously advanced funds with interest payable annually, in arrears, on each anniversary at  the short term “Applicable Federal Rate” within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended adjusted each anniversary date.  The promissory note matures November 21, 2021 and may be prepaid, without premium or penalty, at any time.  In connection with the issuance of the unsecured promissory note, the Company’s President agreed not to receive payments (by voluntary prepayment, acceleration, set-off or otherwise) associated with the unsecured promissory note absent the prior written consent of the purchasers holding at least 67% interest of the preferred stock outstanding, which purchasers must include Alpha Capital Anstalt so long as Alpha Capital Anstalt holds not less than $100,000 of preferred stock.

On December 6, 2012, the Company issued an unsecured promissory note for $30,000 to a company under the control of the Company’s President for previously advanced funds, interest free and due the earlier of (i) the next financing of not less than $300,000; (ii) February 28, 2013 or (iii) occurrence of an event of default, as defined.

NOTE 7 – CONVERTIBLE BRIDGE NOTES

In 2012, the Company issued an aggregate of $600,000 unsecured Senior Convertible Promissory Notes ($225,000 related party) with interest due at maturity at 8% per annum and may be paid, at the Company’s discretion, in cash or the Company’s common stock.  The Notes, together with unpaid accrued interest, if any, is due upon written notice by the majority in interest of the holders on or after February 15, 2014 or (ii) upon the occurrence of an event of default, as defined.   The Notes may be prepaid in whole or in part prior to the maturity date at the Company’s discretion.

The Convertible Bridge Notes and any accrued and unpaid interest automatically converts at the earlier of (i) (A)  a completion of a transaction whereby the Company merges or consolidates with another company that has its common stock approved for quotation on any domestic national stock exchange and (B) the new entity thereafter issues and sells shares for no less than $3.0 million aggregate gross proceeds or (ii) a qualified IPO.  The Convertible Bridge Notes shall convert into the new securities issued at 95% of the purchase price of the Conversion Securities offered to investors.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 7 – CONVERTIBLE BRIDGE NOTES

In connection with the issuance of the Senior Convertible Promissory Notes, the Company issued the right to purchase at any time, on or after the Public Financing Closing Date,(as defined above) hereof until  the fifth anniversary of the Public Financing Closing date, the number of fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock equal to the quotient of (a) the Warrant Coverage Amount (as defined below), divided by (b) the applicable Conversion Price  of the Notes, at the per share exercise price (the “Exercise Price”), which shall initially be, as of the Public Financing Closing Date, equal to the Initial Exercise Price (as defined below), subject to further adjustments, as defined.

Initial Exercise Price” means one hundred twenty-five percent (125%) of the Conversion Price.

Warrant Coverage Amount” shall be the amount obtained by multiplying (x) the Warrant Coverage Percentage by (y) the principal amount outstanding (and not including any accrued and unpaid interest) of the Note, in connection with which this Warrant is concurrently issued.

“Warrant Coverage Percentage” shall be equal to fifty percent (50%) as defined in the Bridge Loan Agreement.

NOTE 8 — REDEEMABLE PREFERRED STOCK

Series A Preferred Stock

In May 2011, the Board of Directors authorized the issuance of up to 200 shares of Series A Preferred Stock (the “Series A preferred stock”).

The Series A preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends ; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on August 31, 2011 and are cumulative.  The holders of Series A preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series A preferred stock, the Company cannot, (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series A preferred stock is mandatorily redeemable on December 31, 2014 (as modified) at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

The Series A preferred stock is convertible, at the holders discretion, at any time to convert any whole or partial number of Series A preferred stock into common stock at a price based on $15 million post conversion calculated on a fully diluted basis.  The number of common shares issuable is obtained by multiplying (i) the number of Series A preferred stock to be converted by (ii) the sum of (A) $5,000 and (B) all accrued by unpaid dividends divided the product by $15 million and issuing common shares equal to the quotient as a percentage of the fully diluted common shares of the Company.

The Series A preferred stock is automatically convertible at the earlier of (i) (A)  a completion of a transaction whereby the Company merges or consolidates with another company that has its common stock approved for quotation on any domestic national stock exchange and (B) the new entity thereafter issues and sells shares for no less than $5.0 million aggregate gross proceeds or (ii) a qualified IPO.  The Series A preferred stock shall convert into the new securities issued at 90% of the purchase price.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 8 — REDEEMABLE PREFERRED STOCK

During the year ended December 31, 2012 and 2011, the Company sold an aggregate of 184.4 shares of Series A preferred stock at net proceeds of  $-0- and $788,400, respectively.  As of December 31, 2012 and 2011, 184.4 shares of Series A preferred stock were issued and outstanding.  As of December 31, 2012 and 2011, the Company has accrued $73,255 and $26,892 dividends payable on the Series A preferred stock.

See modifications of the Series A preferred stock subsequent to the financial statements, Note 15.

Series B Preferred Stock

On November 28,  2011, the Board of Directors authorized the issuance of up to 600 shares of Series B Preferred Stock (the “Series B preferred stock”).

The Series B preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on December 31, 2011 and are cumulative.  The holders of Series B preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series B preferred stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series B preferred stock is mandatorily redeemable on December 31, 2014 at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

The Series B preferred stock is convertible, at the holders discretion, at any time to convert any whole or partial number of Series B preferred stock into common stock at a price based on $17.5 million post conversion calculated on a fully diluted basis.  The number of common shares issuable is obtained by multiplying (i) the number of Series B preferred stock to be converted by (ii) the sum of (A) $5,000 and (B) all accrued by unpaid dividends divided the product by $17.5 million and issuing common shares equal to the quotient as a percentage of the fully diluted common shares of the Company.

The Series B preferred stock is automatically convertible at the earlier of (i) (A)  a completion of a transaction whereby the Company merges or consolidates with another company that has its common stock approved for quotation on any domestic national stock exchange and (B) the new entity thereafter issues and sells shares for no less than $5.0 million aggregate gross proceeds or (ii) a qualified IPO.  The Series B preferred stock shall convert into the new securities issued at 90% of the purchase price.

During the year ended December 31, 2012 and 2011, the Company sold an aggregate of 157.5 and 20.0 shares of Series B preferred stock at net proceeds of  $647,650 and $71,500, respectively. As of December 31, 2012 and 2011, 177.5 and 20.0 shares of Series B preferred stock were issued and outstanding, respectively. As of December 31, 2012 and 2011, the Company has accrued $44,497 and $-0- dividends payable on the Series B preferred stock.

See modifications of the Series B preferred stock subsequent to the financial statements, Note 15.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 9 — STOCKHOLDER EQUITY

Preferred stock

The Company is authorized to issue 1,000,000 shares of  $0.001 par value preferred stock. As of December 31, 2012 the Company has designated and issued 200 and 184.4 shares of Series A preferred stock, respectively, designated and issued 600 and 177.5 shares of Series B preferred stock, respectively and designated and issued 2,000 and -0- shares of Series C 9% convertible preferred stock.

Common stock

On October 17, 2012, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock from 10 million to 50 million shares. As of December 31, 2012 the Company has 8,166,238 shares of common stock issued and outstanding.

During the period from February 24, 2009 to December 31, 2009, the Company issued or designated an aggregate of 7,400,000 shares of common stock as payment for services by founders, 4,000,000 and 3,400,000 shares issued during the years ended December 31, 2009 and 2011, respectively.

During the year ended December 31, 2011, the Company issued an aggregate of 408,113 shares of common stock for services rendered totaling $326,490.

During the year ended December 31, 2011, the Company issued an aggregate of 175,000 shares of common stock for future services totally $140,000.

During the year ended December 31, 2012, the Company issued an aggregate of 30,000 shares of common stock for future services totally $60,000.

NOTE 10 — OPTIONS AND WARRANTS

Stock option plans

On October 19, 2012, the Company’s Board of Directors approved the 2012 Equity Incentive Plan (the “ 2012 Plan”). The Plan provides for the issuance of options to purchase up to 2,000,000 shares of the Company’s common stock to officers, directors, employees and consultants of the Company including any common stock reserved by not issued pursuant to any awards granted under the Company’s 2011 Long-Term Incentive Plan . Under the terms of the Plan the Company may issue Incentive Stock Options as defined by the Internal Revenue Code to employees of the Company only and nonstatutory options. The Board of Directors of the Company determines the exercise price, vesting and expiration period of the grants under the Plan. However, the exercise price of an Incentive Stock Option should not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more stockholder and 100% of fair value for a grantee who is not 10% stockholder. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith. Additionally, the vesting period of the grants under the Plan will be determined by the Committee, in its sole discretion and expiration period not more than ten years.   In connection with the Board’s approval, the Company’s 2011 Long-Term Incentive Plan was closed.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 10 — OPTIONS AND WARRANTS

On October 19 , 2011, the Company’s Board of Directors approved the 2011 Long-Term Incentive Plan (the “ 2011 Plan”). The Plan provides for the issuance of options to purchase up to 1,500,000 shares of the Company’s common stock to officers, directors, employees and consultants of the Company. Under the terms of the Plan the Company may issue Incentive Stock Options as defined by the Internal Revenue Code to employees of the Company only and nonstatutory options. The Board of Directors of the Company determines the exercise price, vesting and expiration period of the grants under the Plan. However, the exercise price of an Incentive Stock Option should not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more stockholder and 100% of fair value for a grantee who is not 10% stockholder. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith. Additionally, the vesting period of the grants under the Plan will be determined by the Committee, in its sole discretion and expiration period not more than ten years. The Company reserved 1,500,000 shares of its common stock for future issuance under the terms of the Plan.  As of December 31, 2012, the Company granted an aggregate of 1,298,927 options to directors and key consultants with an aggregate estimated fair value of $1,237,868.

Employee Options

The following table summarizes the employee options outstanding and the related prices for the shares of the Company's common stock issued at December 31, 2012:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
Prices	Outstanding	(Years)	Price	Exercisable	Price
$2.00	1,273,927	6.57	$2.00	-	$2.00

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2010:	-	$-
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2011:	-	-
Granted	1,273,927	2.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	1,273,927	$2.00

During the year ended December 31, 2012, the Company granted 1,273,927 options to purchase the Company stock in connection with the services rendered at the exercise price of $2.00 per share for a term of seven years with 250,821 options vesting at the first, second and third anniversaries of the grant date.  The remainder (521,464 options) vest contingent on the occurrence of certain events, as defined.

The fair value of the granted options for the year ended December 31, 2012 was determined using the Black Scholes option pricing model with the following assumptions:

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 10 — OPTIONS AND WARRANTS

Dividend yield:	-0-%
Volatility	108.60% to 111.78%
Risk free rate:	0.97% to 1.14%
Expected life:	7 years

The fair value of all employee options vesting during the year ended December 31, 2012 and 2011 of $142,032 and $-0-, respectively, was charged to current period operations.  Unrecognized compensation expense of $1,152,939 at December 31, 2012 will be expensed in future periods.

Non-employee Options

The following table summarizes the non-employee options outstanding and the related prices for the shares of the Company's common stock issued at December 31, 2012:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
Prices	Outstanding	(Years)	Price	Exercisable	Price
$2.00	25,000	6.72	$2.00	25,000	$2.00

Transactions involving stock options issued to non- employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2010:	-	$-
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2011:	-	-
Granted	25,000	2.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	25,000	$2.00

During the year ended December 31, 2012, the Company granted 25,000 options to purchase the Company stock in connection with the services rendered at the exercise price of $2.00 per share for a term of seven years vesting immediately.

The fair value of the granted options of $43,291 for the year ended December 31, 2012 was determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	111.78%
Risk free rate:	0.97%
Expected term:	7 years

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 10 — OPTIONS AND WARRANTS

The fair value of all non- employee options vesting during the year ended December 31, 2012 and 2011 of $43,291 and $-0-, respectively, was charged to current period operations.

The risk-free interest rate assumption is based upon observed interest rates on zero coupon U.S. Treasury bonds whose maturity period is appropriate for the term. Estimated volatility is a measure of the amount by which the Company's stock price is expected to fluctuate each year during the term of the award. The Company's estimated volatility is an average of the historical volatility of the stock prices of its peer entities whose stock prices were publicly available. The Company's calculation of estimated volatility is based on historical stock prices over a period equal to the term of the awards. The Company used the historical volatility of peer entities due to the lack of sufficient historical data of its stock price.

Warrants.

As of December 31, 2012, the Company had issued warrants contingent on future events in connection with the issuance of the Convertible Bridge Notes.   (See Note 7 above)

NOTE 11 - LOSS PER SHARE

The following table presents the computation of basic and diluted loss per share for the years ended December 31, 2012 and 2011:

	2012	2011

Net loss available to Common stockholders	$(2,477,002)	$(1,178,101)
Basic and diluted earnings (loss) per share	$(0.30)	$(0.18)
Weighted average common shares outstanding	8,142,222	6,650,026

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows the provisions of ASC 825-10.  For financial assets and liabilities included within the scope of ASC 825-10, the Company was  required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our consolidated financial position or results of operations.

There were no items required to be measured at fair value on a recurring basis in the consolidated financial statements as of December 31, 2012 and 2011.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Operating leases

On August 9, 2011, the Company entered into a three-year lease for office space in Los Angeles, California, with monthly payments escalating from $60,804 in the first year to $66,456 in the third year.

Future minimum lease payments under the operating lease are as follows:

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Year Ending December 31,
2013	$63,256
2014	44,304
$107,560

In addition, the Company leases parking in aggregate of approximately $620 per month, on a month to month basis.

Total lease rental expenses for the years ended December 31, 2012 and 2011 was $72,408 and $8,752, respectively.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2012.

Employment and Consulting Agreements

The Company has consulting agreements with outside contractors to provide certain consulting and advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.  As of December 31, 2012, the Company has an aggregate of $252,000 (annualized) informal consulting/employment agreements.

On December 10, 2010, the Company entered into a two year consulting contract with a Company director in exchange for 43,750 shares of the Company's common stock valued at $35,000.

NOTE 14 -INCOME TAXES

At December 31, 2012, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $3,100,000, expiring in the year 2031, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2009.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 14 -INCOME TAXES

The effective rate differs from the statutory rate of 34% for due to the following:

Statutory rate on pre-tax book loss	(34.00)%
Stock based compensation	11.70%
Financing costs	2.40%
Valuation allowance	19.90%
0.00%

The Company’s deferred taxes as of December 31, 2012 consist of the following:

Non-Current deferred tax asset:
Net operating loss carry-forwards	$900,000
Valuation allowance	(900,000)
Net non-current deferred tax asset	$-

NOTE 15 –SUBSEQUENT EVENTS

Series C Convertible Preferred Stock

On January 9,  2013, the Board of Directors authorized the issuance of up to 3,500 shares of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”).

The Series C convertible preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $1,000 plus any accrued and unpaid dividends ; entitled to dividends as a preference to holders of junior stock at a rate of 9% per annum of the Stated Value of $1,000 per share, payable quarterly beginning on September 30, 2013 and are cumulative.  The holders of Series C preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series C preferred stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series C preferred stock or alter or amend the Certificate of Designation.

Each share of Series C preferred stock is convertible, at any time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C preferred stock by the conversion price $2.30 subject to adjustments.

If, at any time while the Series C preferred stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or common stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then conversion price (“Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 15 –SUBSEQUENT EVENTS

Amendments to Certificates of Designations to Preferred Stock

On February 6, 2013, the Company filed an Amended and Restated Certificate of Incorporation to amend the Certificates of Designation for the Series A. B and C preferred stock to replace the automatic conversion provision to automatically convert, inclusive of any accrued and unpaid dividends, immediately upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $1.84 (Series A) and $2.02 (Series B), and $2.09 (Series C), respectively.  In addition, the Company increased the number of authorized Series C preferred stock the Company may issue from 3,500 shares to 4,200 shares.

Sale of Series C Convertible Preferred Stock

During the months of February and March 2013, the Company sold an aggregate of 1,635 shares of the Company’s Series C Convertible Preferred Stock for net proceeds of $1,362,270.

In connection with the sale of the Series C preferred stock, the Company issued an aggregate of 782,297 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date and contain certain defined anti-dilutive and cashless provisions.

Conversion of Convertible Bridge notes payable

On January 13, 2013, the Convertible Bridge note holders converted into 600 shares of Series C preferred stock and 287,081 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date and contain certain defined anti-dilutive and cashless provisions.  In connection with the conversion of the convertible bridge notes, the note holders surrendered and the Company’s cancelled the previous issued contingent warrants.

In connection with the conversion, the note holders surrendered previously issued contingent warrants (See Note 7 above).

Registration Rights Agreement

The Company entered into a Registration Rights Agreement  in connection with the sale and issuance of the Series C preferred stock.  The Company is required to file a registration statement registering for resale (a) the common stock issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issuable as dividends and “Make-Whole Payments” (as defined in the Certificate of Designation) on the Preferred Stock assuming all dividend and Make-Whole Payments are made in shares of Common Stock and the Preferred Stock is held for at least 3 years, (c) all warrant shares then issuable upon exercise of the Warrants (assuming on such date the warrants are exercised in full without regard to any exercise limitations therein), (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrants) and (e) any securities issued or then issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing. The Company is required to file a registration statement and must be declared effective no later than 210 days from the date of termination of the sale the Series C preferred stock.

BIOSIG TECHNOLOGIES INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 15 –SUBSEQUENT EVENTS

The Company is required to maintain the effectiveness of the registration statement from its effective date unless all securities registered under the registration statement have been sold or are otherwise able to be sold.  If the Company fails to comply with the registration statement effective date requirements, the Company is required to pay the investors a fee equal to 0.25% of the Purchaser’s investment, for each 30-day period of delay, subject to a maximum payment of 3% to each Purchaser

On January 18, 2013, the Company issued 383,320 warrants to purchase the Company’s common stock at $0.001 per share for five years for future services.  In addition, the Company issued 35,076 and 30,755 warrants to purchase the Company’s common stock at $1.84 and $2.02 per share, respectively, for five years in settlement of placement agent liability relating to the sale of the Series A and Series B preferred stock.  The Company accrued an estimated fair value of $94,500 included in the December 31, 2012 financial statements.

On January 1, 2013, the Company’s board of directors granted 95,800 employee options under the 2012 Equity Incentive Plan.  The options vest over one year from the date of issuance and exercisable at $2.09 per share for seven years.

On January 16, 2013, the Company’s board of directors granted an aggregate of 935,000 employee and 30,000 non-employee options under the 2012 Equity Incentive Plan.  The options are fully vested at the date of issuance and exercisable at $2.09 per share for seven years.

On February 12, 2013, the Company’s board of directors granted 283,750 non-employee options to a consultant exercisable at a price equal to the fair value of the Company’s common stock at the time of the grant for seven years.  The options vest at (1) 48,611 shares on the first, second and third month anniversaries and (2) with the remainder vesting one twenty fourth (1/24) each monthly anniversary thereafter.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash	$672,887	$24,237
Prepaid expenses	20,000	33,125
Capitalized financing costs	-	212,635
Total current assets	692,887	269,997

Property and equipment, net	32,339	30,209

Other assets:
Deposits	25,000	25,000

Total assets	$750,226	$325,206

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$238,121	$472,882
Advances, related parties	26,500	27,040
Note payable, related parties	-	30,000
Liability to placement agent	36,420	94,500
Dividends payable	169,269	117,751
Total current liabilities	470,310	742,173

Long term liabilities:
Deferred rent payable	5,067	5,067
Note payable, related parties	218,000	218,000
Convertible bridge notes payable, including $229,359 due to a related party	-	613,812
Redeemable Series A Preferred Stock, liquidation preference of $922,000, net of debt discount of $68,382 as of March 31, 2013	853,618	922,000
Redeemable Series B Preferred Stock, liquidation preference of $887,500, net of debt discount of $129,642 as of March 31, 2013	757,858	887,500
Total long term liabilities	1,834,543	2,646,379
Total liabilities	2,304,853	3,388,552

Series C Preferred stock, liquidation preference of $2,235,000, net of debt discount of $1,910,466	324,534	-

Stockholders' deficit
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B and 4,200 shares of Series C Preferred Stock
Common stock, $0.001 par value, authorized 50,000,000 shares, 8,181,788 and 8,166,238 issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	8,182	8,166
Additional paid in capital	5,780,393	833,647
Deficit accumulated during development stage	(7,667,736)	(3,905,159)
Total stockholders' deficit	(1,879,161)	(3,063,346)

Total liabilities and stockholders' deficit	$750,226	$325,206

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

			From February 24,
			2009 (date of
	Three months ended March 31,		inception) to
	2013	2012	March 31, 2013
Operating expenses:
Research and development	$306,339	$299,025	$1,777,812
General and administrative	3,019,459	125,948	5,116,649
Depreciation	3,692	2,522	20,507
Total operating expenses	3,329,490	427,495	6,914,968

Loss from operations	(3,329,490)	(427,495)	(6,914,968)

Other income (expense):
Interest income (expense)	(21,070)	5	(39,185)
Financing costs	(360,500)	(26,470)	(544,314)

Loss before income taxes	(3,711,060)	(453,960)	(7,498,467)

Income taxes (benefit)	-	-	-

Net loss	(3,711,060)	(453,960)	(7,498,467)

Preferred stock dividend	(51,517)	(22,693)	(169,269)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,762,577)	$(476,653)	$(7,667,736)

Net loss per common share, basic and diluted	$(0.46)	$(0.07)

Weighted average number of common shares outstanding, basic and diluted	8,175,222	6,650,026

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM JANUARY 1, 2013 TO MARCH 31, 2013

				Deficit
				Accumulated
			Additional	During
	Common stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total
Balance, December 31, 2012	8,166,238	$8,166	$833,647	$(3,905,159)	$(3,063,346)
Common stock issued for services rendered	15,550	16	32,484	-	32,500
Fair value of common stock issuable in connection with note payable	-	-	20,000	-	20,000
Fair value of beneficial conversion feature and warrants issued in connection with the Series C Preferred Stock	-	-	1,962,270	-	1,962,270
Fair value of warrants issued for services	-	-	916,677	-	916,677
Fair value of vested options	-	-	2,015,315	-	2,015,315
Preferred stock dividend	-	-	-	(51,517)	(51,517)
Net loss	-	-	-	(3,711,060)	(3,711,060)
Balance, March 31, 2013	8,181,788	$8,182	$5,780,393	$(7,667,736)	$(1,879,161)

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

			From February 24,
			2009 (date of
	Three months ended March 31,		inception) to
	2013	2012	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,711,060)	$(453,960)	$(7,498,467)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	3,692	2,522	20,507
Amortization of debt discount	380,499	26,470	564,313
Stock based compensation	2,060,940	29,618	2,767,028
Fair value of warrants issued for services	837,243	-	837,243
Donated capital	-	-	100
Changes in operating assets and liabilities:
Prepaid expenses	-	-	(20,000)
Accounts payable	(248,572)	13,053	238,121
Deferred rent payable	-	-	5,067
Net cash used in operating activities	(677,258)	(382,297)	(3,086,087)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,822)	(5,457)	(52,846)
Payment of long term deposit	-	-	(25,000)
Net cash used in investing activity	(5,822)	(5,457)	(77,846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, related party	-	-	275,040
Proceeds from convertible bridge notes payable	-	-	600,000
Net proceeds from the sale of Series A preferred stock	-	-	788,400
Net proceeds from the sale of Series B preferred stock	-	516,250	719,150
Net proceeds from the sale of Series C preferred stock and warrants	1,362,270		1,362,270
Proceeds from sale of common stock	-	-	122,500
Payments of related party notes	(30,000)	-	(30,000)
Payments of related party advances	(540)	-	(540)
Net cash provided by financing activities	1,331,730	516,250	3,836,820

Net (decrease) increase in cash and cash equivalents	648,650	128,496	672,887

Cash and cash equivalents, beginning of the period	24,237	69,020	-
Cash and cash equivalents, end of the period	$672,887	$197,516	$672,887

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-	$-
Cash paid during the period for income taxes	$-	$-	$-

Non cash investing and financing activities:
Convertible bridge notes payable exchanged for preferred shares	$600,000	$-	$600,000

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and organization

BioSig Technologies Inc. (the “Company”) was initially incorporated on February 24, 2009 under the laws of the State of Nevada and subsequently re-incorporated in the state of Delaware in 2011. The Company is in the development stage as defined under Accounting Standards Codification subtopic 915-10 Development Stage Entities and its efforts are principally devoted to improving the quality of cardiac recordings obtained during ablation of atrial fibrillation (AF). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2012 contained herein has been derived from audited financial statements.

Operating results for the three months ended March 31, 2013 are not necessarily indicative of results that may be expected for the year ending December 31, 2013. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2012, which are included elsewhere in this Form S-1.

Basis of presentation

As the Company is devoting substantially all of its efforts to establishing a new business, and while planned principal operations have commenced, there has been no revenue generated from sales, license fees or royalties, the Company is considered a development stage enterprise. Accordingly, the Company's financial statements are presented in accordance with authoritative accounting guidance related to a development stage enterprise. Financial position, results of operations and cash flows of a development stage enterprise are presented in conformity with generally accepted accounting principles that apply to established operating enterprises.

As a development stage enterprise, the Company's primary efforts are devoted to conducting research and development principally devoted to improving the quality of cardiac recordings obtained during ablation of atrial fibrillation (AF). The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. In addition, the Company has stockholders' deficiencies at March 31, 2013 and requires additional financing to fund future operations. Further, the Company does not have any commercial products available for sale and there is no assurance that if approval of their products is received that the Company will be able to generate cash flow to fund operations. In addition, there can be no assurance that the Company's research and development will be successfully completed or that any product will be approved or commercially viable.

The above factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. Significant estimates include the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Fair Value of Financial Instruments
The Company’s short-term financial instruments, including cash, prepaid expenses and other assets, accounts payable and accrued expenses and other liabilities, consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of the Company’s convertible securities is based on management estimates and reasonably approximates their book value.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $306,339  and $299,025 the three months ended March 31, 2013 and 2012 and 2011, respectively and  $1,777,812 from the period from February 24, 2009 (date of inception) to March 31, 2013.

Income taxes

Income tax provisions or benefits for interim periods are computed based on the Company’s estimated annual effective tax rate. Based on the Company's historical losses and its expectation of continuation of losses for the foreseeable future, the Company has determined that it is more likely than not that deferred tax assets will not be realized and, accordingly, has provided a full valuation allowance. As the Company anticipates or anticipated that its net deferred tax assets at December 31, 2013 and 2012 would be fully offset by a valuation allowance, there is no federal or state income tax benefit for the periods ended March 31, 2013 and 2012 related to losses incurred during such periods.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net loss per share for three months ended March 31, 2013 does not reflect the effects of  potentially issuable upon the exercise of the Company's stock options (calculated using the treasury stock method) and warrants as of March 31, 2013 as including such would be anti-dilutive. As of March 31, 2012, the Company did not have common stock equivalents.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock Based Compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in ASC 505-50.

As of March 31, 2013, the Company had 2,304,727 and 338,750 employee and non-employee options outstanding to purchase shares of common stock, respectively.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company’s President and shareholders have advanced funds to the Company for working capital purposes since the Company’s inception in February 2009.  No formal repayment terms or arrangements exist and the Company is not accruing interest on these advances. The net amount outstanding at March 31, 2013 and December 31, 2012  was $26,500 and $27,040, respectively.

Accrued interest and expenses due related parties as of March 31, 2013 and December 31, 2012 was $8,883 and $54,184, respectively.

During 2012, the Company issued promissory notes for funding provided by the Company’s president or a company under his control in the aggregate of $248,000, of which $218,000 was outstanding as of March 31, 2013 and 2012.  See Note 6 below.

The Company has informal compensation and consulting agreements with employees and outside contractors, certain of whom are also Company stockholders. The Agreements are generally month to month.  As of March 31, 2013 and December 31, 2012, total due under these agreements and related expenses were $0 and $43,630, respectively.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2013 and December 31, 2012 is summarized as follows:

	March 31, 2013	December 31, 2012
Computer equipment	$45,043	$39,221
Furniture and fixtures	7,803	7,803
Subtotal	52,846	47,024
Less accumulated depreciation	(20,507)	(16,815)
Property and equipment, net	$32,339	$30,209

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at March 31, 2013 and December 31, 2012 consist of the following:

	March 31, 2013	December 31, 2012
Accrued accounting and legal	$137,020	$120,922
Accrued reimbursements	8,592	44,338
Accrued consulting	30,000	111,546
Accrued research and development expenses	20,000	68,120
Accrued credit card obligations	6,444	21,844
Accrued payroll	16,662	101,621
Accrued interest	19,403	4,491
Total	$238,121	$472,882

NOTE 5 – NOTES PAYABLE, RELATED PARTY

On November 21, 2012, the Company issued an unsecured promissory note for $218,000 to the Company’s President for previously advanced funds with interest payable annually, in arrears, on each anniversary at  the short term “Applicable Federal Rate” within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended adjusted each anniversary date.  The promissory note matures November 21, 2021 and may be prepaid, without premium or penalty, at any time.  In connection with the issuance of the unsecured promissory note, the Company’s President agreed not to receive payments (by voluntary prepayment, acceleration, set-off or otherwise) associated with the unsecured promissory note absent the prior written consent of the purchasers holding at least 67% interest of the preferred stock outstanding, which purchasers must include Alpha Capital Anstalt so long as Alpha Capital Anstalt holds not less than $100,000 of preferred stock.

On December 6, 2012, the Company issued an unsecured promissory note for $30,000 to a company under the control of the Company’s President for previously advanced funds, interest free and due the earlier of (i) the next financing of not less than $300,000; (ii) February 28, 2013 or (iii) occurrence of an event of default, as defined.  During the three months ended March 31, 2013, the Company paid off the promissory note in full.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 6 – CONVERTIBLE BRIDGE NOTES

In 2012, the Company issued an aggregate of $600,000 unsecured Senior Convertible Promissory Notes ($225,000 related party) with interest due at maturity at 8% per annum and may be paid, at the Company’s discretion, in cash or the Company’s common stock.  The Notes, together with unpaid accrued interest, if any, is due upon written notice by the majority in interest of the holders on or after February 15, 2014 or (ii) upon the occurrence of an event of default, as defined.   The Notes may be prepaid in whole or in part prior to the maturity date at the Company’s discretion.

The Convertible Bridge Notes and any accrued and unpaid interest automatically converts at the earlier of (i) (A)  a completion of a transaction whereby the Company merges or consolidates with another company that has its common stock approved for quotation on any domestic national stock exchange and (B) the new entity thereafter issues and sells shares for no less than $3.0 million aggregate gross proceeds or (ii) a qualified IPO.  The Convertible Bridge Notes shall convert into the new securities issued at 95% of the purchase price of the Conversion Securities offered to investors.

In connection with the issuance of the Senior Convertible Promissory Notes, the Company issued the right to purchase at any time, on or after the Public Financing Closing Date,(as defined above) hereof until  the fifth anniversary of the Public Financing Closing date, the number of fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock equal to the quotient of (a) the Warrant Coverage Amount (as defined below), divided by (b) the applicable Conversion Price  of the Notes, at the per share exercise price (the “Exercise Price”), which shall initially be, as of the Public Financing Closing Date, equal to the Initial Exercise Price (as defined below), subject to further adjustments, as defined.

Initial Exercise Price” means one hundred twenty-five percent (125%) of the Conversion Price.

Warrant Coverage Amount” shall be the amount obtained by multiplying (x) the Warrant Coverage Percentage by (y) the principal amount outstanding (and not including any accrued and unpaid interest) of the Note, in connection with which this Warrant is concurrently issued.

“Warrant Coverage Percentage” shall be equal to fifty percent (50%) as defined in the Bridge Loan Agreement.

On January 13, 2013, the Convertible Bridge Notes and the above described contingent warrants previously issued as described above were converted into 600 shares of  Series C Convertible Preferred Stock and an aggregate of 287,082 warrants to purchase the Company’s common stock at an exercise price of $2.09 per share for 5 years.

NOTE 7 — REDEEMABLE PREFERRED STOCK

Series A Preferred Stock

In May 2011, the Board of Directors authorized the issuance of up to 200 shares of Series A Preferred Stock (the “Series A preferred stock”).

The Series A preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends ; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on August 31, 2011 and are cumulative.  The holders of Series A preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series A preferred stock, the Company cannot, (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series A preferred stock is mandatorily redeemable on December 31, 2014 (as modified) at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

The Series A preferred stock is convertible (as amended), automatically, inclusive of any accrued and unpaid dividends, immediately into the Company’s common stock upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $1.84 per share.

On February 6, 2013, in connection with the amendment to the Series A preferred stock defining the conversion feature, the Company reclassified the associated financing costs as a debt discount against the carrying value of the preferred stock.

As of March 31, 2013 and December 31, 2012, 184.4 shares of Series A preferred stock were issued and outstanding.  As of March 31, 2013 and December 31, 2012, the Company has accrued $84,622 and $73,255 dividends payable on the Series A preferred stock.

Series B Preferred Stock

On November 28, 2011, the Board of Directors authorized the issuance of up to 600 shares of Series B Preferred Stock (the “Series B preferred stock”).

The Series B preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on December 31, 2011 and are cumulative.  The holders of Series B preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series B preferred stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series B preferred stock is mandatorily redeemable on December 31, 2014 at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

The Series B preferred stock is convertible (as amended), automatically, inclusive of any accrued and unpaid dividends, immediately into the Company’s common stock upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $2.02 per share.

On February 6, 2013, in connection with the amendment to the Series B preferred stock defining the conversion feature, the Company reclassified the associated financing costs as a debt discount against the carrying value of the preferred stock.

As of March 31, 2013 and December 31, 2012, 177.5 shares of Series B preferred stock were issued and outstanding.  As of March 31, 2013 and December 31, 2012, the Company has accrued $55,438 and $44,497 dividends payable on the Series A preferred stock.

NOTE 8 — SERIES C 9% CONVERTIBLE PREFERRED STOCK

On January 9, 2013, the Board of Directors authorized the issuance of up to 4,200 shares of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”).

The Series C convertible preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $1,000 plus any accrued and unpaid dividends ; entitled to dividends as a preference to holders of junior stock at a rate of 9% per annum of the Stated Value of $1,000 per share, payable quarterly beginning on September 30, 2013 and are cumulative.  The holders of Series C preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series C preferred stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series C preferred stock or alter or amend the Certificate of Designation.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 8 — SERIES C 9% CONVERTIBLE PREFERRED STOCK

Each share of Series C preferred stock is convertible automatically, inclusive of any accrued and unpaid dividends, immediately upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $2.09, respectively.

If, at any time while the Series C preferred stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to re-price, or otherwise disposes of or issues any common stock or common stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then conversion price (“Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

The Series C preferred stock contains triggering events which would require redemption at (i) the greater of 120% of the stated value of $1,000 or the product of product of the variable weighted average price of the Company’s common stock on the trading day immediately preceding the date of the triggering event and the stated value divided by then then conversion price or (ii) either (a) redeem each Series C preferred share for a redemption price, in shares of the Company’s common stock, equal to a number of shares equal to the (i) above divided by 75%.   The Company determined that certain of the defined triggering events were outside the Company’s control and therefore classified the Series C preferred stock outside of equity.

In accordance with ASC 470-20, the Company recognizes an embedded beneficial conversion feature present in the Series C preferred stock when it was issued. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The debt discount attributed to the beneficial conversion feature is amortized over one year as interest expense.

In connection with the sale of the Series C preferred stock, the Company issued an aggregate of 1,069,377 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date and contain certain defined anti-dilutive and future cashless provisions.

The Company determined the allocated value attributable to the warrants in the amount of $880,988 and will amortize over one year as interest expense. The Company valued the warrants in accordance with ASC 470-20 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 0.39%, a dividend yield of 0%, and volatility of 123.41%.

The total debt discount attributed to the beneficial conversion feature in the amount of $1,962,270 is charged to operations ratably over one year as interest expense

During the month of January 2013, the holders of the Convertible Bridge Notes (See Note 7) converted into 600 shares of the Company’s Series C 9% Convertible Preferred Stock.

During the months of February and March 2013, the Company sold an aggregate of 1,635 shares of the Company’s Series C 9% Convertible Preferred Stock for net proceeds of $1,362,270.

The Company determined that the anti-dilutive provisions embedded in the Series C 9% Convertible Preferred Stock and related issued warrants did not meet the defined criteria of a derivative in such that the net settlement requirement of delivery of common shares does not meet the “readily convertible to cash” as described in Accounting Standards Codification 815 and therefore bifurcation is not required.  There is no established market for the Company’s common stock.

Series C preferred stock issued and outstanding totaled 2,235 as of March 31, 2013. . There were no shares issued as of December 31, 2012.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 8 — SERIES C 9% CONVERTIBLE PREFERRED STOCK

Registration Rights Agreement

The Company entered into a Registration Rights Agreement  in connection with the sale and issuance of the Series C preferred stock.  The Company is required to file a registration statement registering for resale the  (a) common stock issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issuable as dividends and “Make-Whole Payments” (as defined in the Certificate of Designation) on the Preferred Stock assuming all dividend and Make-Whole Payments are made in shares of Common Stock and the Preferred Stock is held for at least 3 years, (c) all warrant shares then issuable upon exercise of the Warrants (assuming on such date the warrants are exercised in full without regard to any exercise limitations therein), (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrants) and (e) any securities issued or then issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing. The Company is required to file a registration statement and must be declared effective no later than 210 days from the date of termination of the sale the Series C preferred stock.  The Company is required to maintain the effectiveness of the registration statement from its effective date unless all securities registered under the registration statement have been sold or are otherwise able to be sold.  If the Company fails to comply with the registration statement effective date requirements, the Company is required to pay the investors a fee equal to 0.25% of the Purchaser’s investment, for each 30-day period of delay, subject to a maximum payment of 3% to each Purchaser

The Company has determined it will meet its required filing and effectiveness obligation and therefore has not accrued liquidating damages as of March 31, 2013.

NOTE 9 — STOCKHOLDER EQUITY

Common stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. As of March 31, 2013 and December 31, 2012, the Company has 8,181,788 and 8,166,238 shares issued and outstanding, respectively.

Preferred stock

The Company is authorized to issue 1,000,000 shares of  $0.001 par value preferred stock. As of March 31, 2013 the Company has designated and issued 200 and 184.4 shares of Series A preferred stock, respectively, designated and issued 600 and 177.5 shares of Series B preferred stock, respectively and designated and issued 4,200 and 2,235 shares of Series C 9% convertible preferred stock.

NOTE 10 — OPTIONS AND WARRANTS

On October 19, 2012, the Company’s Board of Directors approved the 2012 Equity Incentive Plan (“the “2012 Plan) and terminated the Long-Term Incentive Plan (the “ 2011 Plan”). The Plan provides for the issuance of options to purchase up to 3,500,000 shares of the Company’s common stock to officers, directors, employees and consultants of the Company. Under the terms of the Plan the Company may issue Incentive Stock Options as defined by the Internal Revenue Code to employees of the Company only and nonstatutory options. The Board of Directors of the Company determines the exercise price, vesting and expiration period of the grants under the Plan. However, the exercise price of an Incentive Stock Option should not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more stockholder and 100% of fair value for a grantee who is not 10% stockholder. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith. Additionally, the vesting period of the grants under the Plan will be determined by the Committee, in its sole discretion and expiration period not more than ten years. The Company reserved 3,500,000 shares of its common stock for future issuance under the terms of the Plan.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 10 — OPTIONS AND WARRANTS

As of March 31, 2013, the Company granted an aggregate of 2,643,477 options to directors and key consultants with an aggregate estimated fair value of $3,042,971.

Employee Options

The following table summarizes the employee options outstanding and the related prices for the shares of the Company's common stock issued at March 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
Prices	Outstanding	(Years)	Price	Exercisable	Price
$2.00	1,273,927	6.32	$2.00	-	$2.00
2.09	1,030,800	6.82	2.09	958,949	2.09
	2,304,727	6.54	2.04	958,949	2.09

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2011:	-	$-
Granted	1,273,927	2.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	1,273,927	2.00
Granted	1,030,800	2.09
Exercised	-	-
Expired	-	-
Outstanding at March 31, 2013:	2,304,727	$2.04

During the three months ended March 31, 2013, the Company granted  an aggregate of 1,030,800 options to purchase the Company stock in connection with the services rendered at the exercise price of $2.09 per share for a term of seven years with 95,800 options vesting at ratably over one year and the remainder (935,000 options) vested immediately upon issuance.

The fair value of the granted options for the three month ended March 31, 2013 was determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	114.95% to 115.03%
Risk free rate:	1.23% to 1.25%
Expected life:	7 years

The fair value of all employee options vesting during the three months ended March 31, 2013 and 2012 of $1,866,228 and $-0-, respectively, was charged to current period operations.  Unrecognized compensation expense of $1,176,743 at March 31, 2013 will be expensed in future periods.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 10 — OPTIONS AND WARRANTS

Non-employee Options

The following table summarizes the non-employee options outstanding and the related prices for the shares of the Company's common stock issued at March 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
Prices	Outstanding	(Years)	Price	Exercisable	Price
$2.00	25,000	6.47	$2.00	25,000	$2.00
2.09	313,750	9.58	2.09	78,611	2.09
	338,750	9.35	2.08	103,611	2.07

Transactions involving stock options issued to non- employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2011:	-	$-
Granted	25,000	2.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	25,000	2.00
Granted	313,750	2.09
Exercised	-	-
Expired	-	-
Outstanding at March 31, 2013:	338,750	$2.08

During the three months ended March 31, 2013, the Company granted an aggregate of 313,750 options to purchase the Company stock in connection with the services rendered at the exercise price of $2.09 per share for a term of seven years (30,000) to ten years (283,750), vesting immediately for 30,000 options, with the remainder vesting at 48,611 per first three month anniversary with remainder vesting at 1/24 per month.

The fair value of the vesting options of $149,086 for the three months ended March 31, 2013 was determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	110.48% to 115.03%
Risk free rate:	1.23% to 2.03%
Expected term:	7 to 10 years

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 10 — OPTIONS AND WARRANTS

Warrants

 The following table summarizes warrants outstanding and the related prices for the shares of the Company's common stock issued at March 31, 2013:

	Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted		Weighted
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.001	383,320	6.77	$0.001	383,320	$0.001
1.84	35,076	4.79	1.84	35,076	1.84
2.02	30,755	4.79	2.02	30,755	2.02
2.61	1,069,377	4.85	2.61	1,069,377	2.61
	1,518,528	5.33	1.92	1,518,528	1.92

Transactions involving warrants issued are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2011:	-	$-
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	-	-
Granted	1,518,528	1.92
Exercised	-	-
Expired	-	-
Outstanding at March 31, 2013:	1,518,528	$1.92

On January 7, 2013, the Company issued 383,320 warrants to purchase the Company stock in connection with the services rendered at the exercise price of $0.001 per share for a term of seven years exercisable immediately.

The fair value of the issued warrants were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	114.99%
Risk free rate:	1.31%
Expected life:	7 years

The fair value of $800,823 was charged to current period operations.

On January 13, 2013, the Company issued  an aggregate of 65,831 warrants to purchase the Company stock in connection with the placement services at the exercise prices of $1.84 (35,076 warrants) and $2.02 (30,775 warrants) per share for a term of five years exercisable immediately.

BIOSIG TECHNOLOGIES, INC.
(a development stage company)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(unaudited)

NOTE 10 — OPTIONS AND WARRANTS

The fair value of the issued warrants were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	123.30%
Risk free rate:	0.72%
Expected life:	5 years

The fair value of $115,854 was charged to operations ratably as financing costs through December 31, 2014.

During the three months ended March 31, 2013, the Company issued  an aggregate of 1,069,377 warrants to purchase the Company stock in connection with the sale of the Series C 9% Convertible Preferred Stock at the exercise price of $2.61 per share for a term of five years exercisable immediately.

The risk-free interest rate assumption is based upon observed interest rates on zero coupon U.S. Treasury bonds whose maturity period is appropriate for the term. Estimated volatility is a measure of the amount by which the Company's stock price is expected to fluctuate each year during the term of the award. The Company's estimated volatility is an average of the historical volatility of the stock prices of its peer entities whose stock prices were publicly available. The Company's calculation of estimated volatility is based on historical stock prices over a period equal to the term of the awards. The Company used the historical volatility of peer entities due to the lack of sufficient historical data of its stock price.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows the provisions of ASC 825-10.  For financial assets and liabilities included within the scope of ASC 825-10, the Company was  required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our consolidated financial position or results of operations.

There were no items required to be measured at fair value on a recurring basis in the financial statements as of March 31, 2013 and December 31, 2012.

NOTE 12 – SUBSEQUENT EVENTS

Sale of Series C Convertible Preferred Stock

During the months of April and May, 2013, the Company sold an aggregate of 187 shares of the Company’s Series C Convertible Preferred Stock for net proceeds of $187,000.

In connection with the sale of the Series C preferred stock, the Company issued an aggregate of 89,473 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date and contain certain defined anti-dilutive and cashless provisions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                                Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$891.73
Accounting Fees and Expenses	$12,500
Legal Fees and Expenses	50,000
Printing Expenses	$6,000
Miscellaneous Fees and Expenses	2,608.27
Total	$72,000

Item 14.                                Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

We are also permitted to apply for, and currently maintain, insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 15.                                Recent Sales of Unregistered Securities.

On September 21, 2011, we entered into a securities purchase agreement with 20 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued 184.4 shares of our Series A Preferred Stock for aggregate cash proceeds of $922,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On January 18, 2013, in connection the above described private placement, we issued a seven-year warrant to purchase up to 35,076 shares of common stock at an exercise price of $1.84 per share, to Laidlaw & Company (UK) Ltd., our placement agent in the private placement. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Laidlaw & Company (UK) Ltd. was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On April 30, 2012, we entered into a securities purchase agreement with 24 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued 177.5 shares of our Series B Preferred Stock for aggregate cash proceeds of $877,500. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On January 18, 2013, in connection the above described private placement, we issued a seven-year warrant to purchase up to 30,755 shares of common stock at an exercise price of $2.02 per share, to Laidlaw & Company (UK) Ltd., our placement agent in the private placement. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Laidlaw & Company (UK) Ltd. was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

From July to December 2012, we entered into a securities purchase agreement with 6 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued bridge notes in the aggregate amount of $600,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On January 7, 2013, as consideration for providing general financial advisory services, we issued to Jamess Capital Group LLC a seven-year warrant to purchase up to 383,320 shares of common stock at an exercise price of $0.001 per share. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Jamess Capital Group LLC was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On February 6, 2013, we entered into a securities purchase agreement with 9 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued 1,400 shares of our Series C Preferred Stock and five-year warrants to purchase 669,857 shares of our common stock for aggregate cash proceeds of $800,000 and the conversion of $600,000 of our outstanding bridge notes. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

From February to July 2013, over four separate closings, we entered into a securities purchase agreement with 32 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued 1,381 shares of our Series C Preferred Stock and five-year warrants to purchase 1,330,629 shares of our common stock for aggregate cash proceeds of $1,381,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On July 15, 2013, we issued five-year warrants to purchase 289,730 shares of our common stock to certain holders of our Series C Preferred Stock in consideration for amending certain provisions of the securities purchase agreement and registration rights agreement related to our Series C Preferred Stock.  The warrants issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On July 15, 2013, in connection the above described private placement, we issued a five-year warrant to purchase up to 177,057 shares of common stock at an exercise price of $2.61 per share, to Laidlaw & Company (UK) Ltd., our placement agent in the private placement. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Laidlaw & Company (UK) Ltd. was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

Item 16.                                Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (Amendment No. 1)

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (Amendment No. 2)

3.4	By-Laws

5.1*	Opinion of Haynes and Boone, LLP

10.1	BioSig Technologies, Inc. 2012 Equity Incentive Plan

10.2	Form of Stock Option Agreement

10.3	Securities Purchase Agreement, dated September 19, 2011, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.4	Securities Purchase Agreement, dated December 27, 2011, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.5	Securities Purchase Agreement, dated February 6, 2013, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.6	Registration Rights Agreement, dated February 6, 2013, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.7	Form of Warrant

10.8	Amendment Agreement No. 1 to Securities Purchase Agreement and Registration Rights Agreement, dated February 25, 2013, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.9	Amendment Agreement No. 2 to Securities Purchase Agreement, dated April 12, 2013, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.10	Amendment Agreement No. 3 to Securities Purchase Agreement and Registration Rights Agreement, dated June 25, 2013, by and between BioSig Technologies, Inc. and certain purchasers set forth therein

10.11	Office Lease Agreement, dated August 9, 2011, by and between BioSig Technologies, Inc. and Douglas Emmett 1993, LLC

10.12	Employment Agreement, dated March 1, 2013, by and between BioSig Technologies, Inc. and Kenneth Londoner

10.13	Employment Agreement, dated March 1, 2013, by and between BioSig Technologies, Inc. and Budimir Drakulic

10.14	Indemnity Agreement, dated May 2, 2013 by and between BioSig Technologies, Inc. and Seth H. Z. Fischer

10.15	Consulting Agreement, dated August 1, 2012, by and between BioSig Technologies, Inc. and Asher Holzer

16.1	Letter of Rosenberg Rich Baker Berman & Company, dated July 22, 2013

23.1	Consent of Rosenberg Rich Baker Berman & Company

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*  To be filed by amendment.

Item 17.                                Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on July 22, 2013.

BIOSIG TECHNOLOGIES, INC.

By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of BioSig Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Kenneth L. Londoner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth L. Londoner	Chairman, Chief Executive Officer and Director	July 22, 2013
Kenneth L. Londoner	(principal executive officer)
/s/ Steve Chaussy	Chief Financial Officer	July 22, 2013
Steve Chaussy	(principal financial and accounting officer)
/s/ Budimir S. Drakulic	Chief Technology Officer and Director	July 22, 2013
Budimir S. Drakulic
/s/ Asher Holzer	Director	July 22, 2013
Asher Holzer
/s/ Kalyanam Shivkumar	Director	July 22, 2013
Kalyanam Shivkumar
/s/ Roy Tanaka	Director	July 22, 2013
Roy Tanaka
/s/ Jeffrey O’Donnell	Director	July 22, 2013
Jeffrey O’Donnell
/s/ William Uglow	Director	July 22, 2013
William Uglow
/s/ Jonathan Steinhouse	Director	July 22, 2013
Jonathan Steinhouse
/s/ Seth H. Z. Fischer	Director	July 22, 2013
Seth H. Z. Fischer